                                                                       EXHIBIT 2



                    ---------------------------------------

                         ASSET PURCHASE AGREEMENT AND

                            PLAN OF REORGANIZATION

                                 BY AND AMONG

                         C.W. MATTHEWS QUARRIES, INC.,

                              THE SHAREHOLDERS OF

                         C.W. MATTHEWS QUARRIES, INC.,

                         AND VULCAN MATERIALS COMPANY

                    ---------------------------------------

                               TABLE OF CONTENTS
                               -----------------
                          [Not Part of the Agreement]

ARTICLE I:  ASSETS TO BE PURCHASED...........................................   2
1.1.  Description of Purchased Assets........................................   2
1.2.  Retained Assets........................................................   4

ARTICLE II:  PURCHASE PRICE OF THE PURCHASED ASSETS..........................   5
2.1.  Purchase Price.........................................................   5
2.2.  Form of Consideration..................................................   7
2.3.  Closing Date Payment...................................................   7
2.4.  Closing Date Report....................................................   8
2.5.  Review of the Closing Date Report......................................   8
2.6.  Final Purchase Price...................................................   8
2.7.  Liquidation of Seller; Pro Rata Payments...............................   9
2.8.  Prorations and Certain Payments........................................   9
2.9.  Transfer Expenses......................................................   9

ARTICLE III:  ASSUMPTION OF CERTAIN LIABILITIES; CERTAIN
     RELATED TRANSACTIONS....................................................   9
3.1.  Assumption of Certain Liabilities......................................   9
3.2.  Assignment of Contract Rights..........................................  11
3.3.  Execution of Assignment and Assumption Agreement.......................  11
3.4.  Execution of Bill of Sale..............................................  11
3.5.  Agreement Regarding Cement Kiln Feedstock..............................  12

ARTICLE IV:  THE CLOSING.....................................................  12
4.1.  The Closing............................................................  12
4.2.  Changes................................................................  12
4.3.  Closing Date; Effective Time...........................................  12

ARTICLE V:  ACTIONS AND DELIVERIES AT OR PRIOR TO THE
      CLOSING................................................................  12
5.1.  Deliveries by Seller...................................................  12
5.2.  Deliveries by Buyer....................................................  14
5.3.  Provisions Relating to the Real Property, the Additional Property and
      the Leasehold Property.................................................  14
5.4.  Provisions Relating to Machinery and Equipment.........................  16
5.5.  Eminent Domain.........................................................  17
5.6.  Environmental Matters..................................................  17

ARTICLE VI:  COVENANTS OF BUYER, SELLER AND THE
      SHAREHOLDERS...........................................................  19
6.1.  Inspection.............................................................  19
6.2   Exploration............................................................  19

6.3.  Conduct of Business Prior to Closing...................................  20
6.4.  Consents; HSR Act......................................................  21
6.5.  Employee Compensation, Etc.............................................  21
6.6.  No Public Announcement.................................................  21
6.7.  No Third-Party Negotiations............................................  22
6.8.  Supplemental Disclosure................................................  22
6.9.  Discharge of Liens and Encumbrances....................................  22

ARTICLE VII:  POST-CLOSING COVENANTS OF BUYER, SELLER AND
      THE SHAREHOLDERS.......................................................  22
7.1.  Non-Competition Agreement..............................................  22
7.2.  Further Assurances.....................................................  23
7.3.  Confidentiality........................................................  23
7.4.  Availability of Employees and the Shareholders.........................  23
7.5.  Asphalt Plant Site License.............................................  23

ARTICLE VIII.................................................................  23

ARTICLE IX:  REPRESENTATIONS AND WARRANTIES OF SELLER
      AND THE SHAREHOLDERS...................................................  24
9.1.  Organization, Etc......................................................  24
9.2.  Authority..............................................................  24
9.3.  Approval...............................................................  25
9.4.  Governmental Approval and Consents.....................................  25
9.5.  Machinery and Equipment................................................  25
9.6.  Property and Improvements..............................................  25
9.7.  Good Title, Etc........................................................  26
9.8.  No Violation of Law; No Litigation.....................................  26
9.9.  No Adverse Change......................................................  27
9.10.  No Disposition of Assets, Etc.......................................... 27
9.11.  Employees, Compensation, Etc........................................... 27
9.12.  Labor Relations........................................................ 29
9.13.  Employment Claims...................................................... 29
9.14.  Contracts and Commitments.............................................. 29
9.15.  Financial Statements................................................... 29
9.16.  No Undisclosed Liabilities............................................. 30
9.17.  Tax Matters............................................................ 30
9.18.  Employee Taxes, Etc.................................................... 30
9.19.  Insurance.............................................................. 31
9.20.  Ownership of Essential Assets; Presence of Essential Assets............ 31
9.21.  Environmental Laws and Regulations..................................... 31
9.22.  No Untrue Statements................................................... 33
9.23.  Reliance............................................................... 34
9.24.  Confidential Material.................................................. 34
9.25.  No Undue Influence..................................................... 34

9.26.    No Materially Adverse Contracts........................................  34
9.27.    Representations and Warranties of Shareholders.........................  34
9.28.    Brokers and Finders....................................................  36
9.29.    Intellectual Property..................................................  36

ARTICLE X: REPRESENTATIONS AND WARRANTIES OF BUYER..............................  37
10.1.    Organization, Etc......................................................  37
10.2.    Authority..............................................................  37
10.3.    Approval...............................................................  37
10.4.    Governmental Approval and Consents.....................................  37
10.5.    No Litigation..........................................................  37
10.6.    No Untrue Statements...................................................  38
10.7.    Buyer's Capitalization.................................................  38
10.8.    Brokers and Finders....................................................  38
10.9.    Purchase Price.........................................................  38

ARTICLE XI:  SURVIVAL; INDEMNIFICATION; RELATED MATTERS.........................  38
11.1.    Survival...............................................................  38
11.2.    Indemnification........................................................  39

ARTICLE XII:  CONDITIONS TO CLOSING APPLICABLE TO BUYER.........................  42
12.1.    Correctness of Warranties, Etc.........................................  42
12.2.    No Undisclosed Liabilities, Etc........................................  42
12.3.    No Proceedings.........................................................  42
12.4.    Satisfaction of Buyer and Its Counsel..................................  42
12.5.    Opinion of Counsel.....................................................  42
12.6.    Consents...............................................................  42
12.7.    Reserves...............................................................  43
12.8.    Environmental and Land Use.............................................  43
12.9.    Deliveries.............................................................  43
12.10    Extension of Bellwood Quarry Lease.....................................  43
12.11.   Estoppel Certificates..................................................  43

ARTICLE XIII:  CONDITIONS TO CLOSING APPLICABLE TO SELLER
         AND THE SHAREHOLDERS...................................................  43
13.1.    Correctness of Warranties, Etc.........................................  43
13.2.    No Proceedings.........................................................  44
13.3.    Satisfaction of Seller and Its Counsel.................................  44
13.4.    Opinion of Counsel to Buyer............................................  44

ARTICLE XIV: BULK SALES LAWS....................................................  44

ARTICLE XV: MISCELLANEOUS.......................................................  44
15.1.    Termination of Agreement...............................................  44
15.2.    Notices................................................................  45

15.3.    Headings; Captions................................................  47
15.4.    Incorporation of Exhibits.........................................  47
15.5.    Entire Agreement and Amendment....................................  47
15.6.    Successors and Assigns............................................  47
15.7.    Governing Law.....................................................  48
15.8.    Counterparts......................................................  49
15.9.    Reserved..........................................................  49
15.10.   Taxes; Prorations.................................................  49
15.11.   No Benefit to Others..............................................  49
15.12.   Partial Invalidity................................................  49
15.13.   Investigation.....................................................  49
15.14.   Public Announcements..............................................  49
15.15.   Dispute Resolution................................................  50
15.16.   Knowledge.........................................................  50

                           ASSET PURCHASE AGREEMENT
                          AND PLAN OF REORGANIZATION

     ASSET PURCHASE AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of this 29th day of September, 1997, by and among C.W. MATTHEWS QUARRIES, INC., a Georgia corporation ("Seller"), the shareholders of Seller listed on Exhibit A hereto (each a "Shareholder", and collectively, the "Shareholders") and VULCAN MATERIALS COMPANY, a New Jersey corporation ("Buyer").

                             W I T N E S S E T H :
                             ---------------------

     WHEREAS, Seller is currently in the business of aggregate production and sales, including, without limitation, the extraction, loading, unloading, handling, processing, stockpiling and selling of crushed aggregates or materials at (a) the quarry located at Bellwood in the City of Atlanta, Fulton County, Georgia upon the tracts or parcels of land more particularly described in Exhibit B hereto (the "Bellwood Quarry"), and (b) the quarry located in Polk County, Georgia upon the tracts or parcels of land more particularly described in Exhibit C hereto (the "Rockmart Quarry") (collectively, the "Business");

     WHEREAS, Seller wishes to transfer the Purchased Assets (as hereinafter defined) to Buyer solely in exchange for the Stock Consideration (as hereinafter defined) and the assumption of liabilities described herein;

     WHEREAS, Buyer wishes to acquire the Purchased Assets from Seller, all as hereinafter more fully set forth;

     WHEREAS, it is the intention of Seller and Buyer that the transfer of the Purchased Assets, representing substantially all of the properties and assets of Seller, shall qualify for federal income tax purposes as a "reorganization" within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, as an integral part of the transaction, it is the intention of the parties that Seller distribute the Stock Consideration to its shareholders and completely liquidate and dissolve;

     NOW, THEREFORE, for and in consideration of Ten and 00/100 Dollars, the mutual representations, warranties, covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually covenant and agree as follows:

                                   ARTICLE I

                            ASSETS TO BE PURCHASED
                            ----------------------

     SECTION 1.1. DESCRIPTION OF PURCHASED ASSETS. Upon the terms and subject to the conditions herein expressed, Seller agrees to sell, convey, transfer, assign, set over and deliver to Buyer on the Closing Date, effective as of the Effective Time (as said terms are defined in Section 4.3 hereof), the following assets of the Business then owned or operated by Seller and necessary for the conduct of the Business as it has been and is currently being conducted, free and clear of any and all encumbrances, other than as set forth herein:

          (a) all machinery, equipment, tools, motor vehicles, trucks, front-end loaders and other rolling stock, computers, terminals, computer equipment, office equipment, furniture, business machines, telephones and telephone systems, accessories and other tangible assets used in the Business and located at the Bellwood Quarry and the Rockmart Quarry (the Bellwood Quarry and the Rockmart Quarry being sometimes hereinafter collectively referred to as the "Facilities") as of the Effective Time, together with any and all assignable warranties of third parties with respect thereto, all as more particularly set forth in Exhibit 1.1(a) hereto (collectively, the "Machinery and Equipment");

          (b) all inventory of construction aggregate, shot rock and any other aggregate or materials other than the Recycled Asphalt Pavement (as hereinafter defined) located at the Facilities on the Closing Date (collectively, the "Aggregate Inventory"); provided, however, that the
                                                --------  -------
     purchase price for the Aggregate Inventory shall be separately determined as more fully set forth in Article II below;

          (c) subject to any required consents of such employees, all personnel records of employees of Seller whose employment with Seller will be terminated and who are hired by Buyer as a result of the transaction; all marketing studies, customer lists, customer files, supplier files, sales agent and manufacturers' representatives files, credit files, credit data, appraisals, valuations, and consulting studies and all other records and reports relating to the assets purchased by Buyer; all printed and other advertising, sales and promotional materials, and catalogues and supplies; and all computer programs, computer software, computer manuals, flowcharts, printouts, data files, program documentation and all other materials of Seller which relate to the Business and all copies of each thereof (collectively, the "Files and Records");

          (d) (i) all fee simple interests of Seller in the real property more particularly described on Exhibit 1.1(d)(i) hereto, together with the buildings, fixtures, structures, parking areas, landscaping, elevators, HVAC, plumbing, electrical, drainage, security, life safety and fire alarm systems (and their component parts), and other improvements located thereon, and together with all of Seller's right, title and interest in and to all utility reservations, rights of way, strips and gores of land, uses, rights, licenses, easements, privileges, hereditaments, tenements, reversions, remainders, and appurtenances in any way belonging, remaining or appertaining thereto and any and all assignable warranties of third parties with respect thereto (collectively, the "Real Property"); (ii) approximately eleven (11) acres of real property presently owned by the City of Atlanta Housing Authority and located adjacent to the Bellwood Quarry (the "Additional Property"), but only if the same is acquired by Seller prior the Closing Date and Buyer elects to purchase the Additional Property hereunder; (iii) all leasehold interests of Seller, as tenant or lessee, under the leases described in
     Exhibit 1.1(d)(iii) hereto, together with the buildings, fixtures, structures, parking areas, landscaping, elevators, HVAC, plumbing, electrical, drainage, security, life safety and fire alarm systems (and their component parts), and other improvements located thereon, and together with all of Seller's right, title and interest in and to all utility reservations, rights of way, strips and gores of land, uses, rights, licenses, easements, privileges, hereditaments, tenements, reversions, remainders, and appurtenances in any way belonging, remaining or appertaining thereto and any and all prepaid rent and assignable warranties of third parties with respect thereto (collectively, the "Leasehold Property") (the Real Property, the Additional Property and the Leasehold Property are sometimes hereinafter collectively referred to as the "Property");

          (e) all interests of Seller under the contracts, commitments, arrangements, license agreements, purchase and sales orders, leases, guarantees, warranties, service contracts and other agreements described in
     Exhibit 1.1(e) hereto (collectively, the "Contracts");

          (f) all governmental and other approvals, orders, licenses, permits, authorizations and certifications relating to the Business which may be transferred to Buyer and which are set forth on Exhibit 1.1(f) hereto (collectively, the "Permits");

          (g) any insurance proceeds paid after the Effective Time or payable to Seller pursuant to any contract of insurance as a result of damage to or loss of any of the assets owned or operated by Seller that are to be, or in the absence of loss would otherwise have been, sold to Buyer hereunder, or damage or loss with respect to or interruption of the operation of the Business, the purpose of this provision being to assure that Buyer receives the insurance proceeds otherwise payable to Seller intended to make the Seller whole on account of any damage or loss to the assets being purchased by Buyer or damage or loss to or interruption of the operations of the Business subsequent to the Effective Time (collectively, the "Insurance Proceeds");

          (h) all operating supplies not identified in Section 1.1(i), including, without limitation, those necessary or useful in connection with the operation and maintenance of the Machinery and Equipment, and replacement and spare parts, subject to adjustment at Closing as hereinafter provided (collectively, the "Operating Parts and Supplies");

          (i) all stationery and other imprinted material and office supplies, catalogues, circulars, advertising material, business records (or copies thereof) which are related to the Business, the right to receive mail and other communications and shipments of merchandise addressed to Seller and related to the Business, and the rights to Seller's telephone numbers (collectively, the "Office Supplies");

          (j) all accounts receivable as shown on the books and records held by the Business on the Effective Date, together with all documentation relating thereto, subject to adjustment at Closing as hereinafter provided (collectively, the "Accounts Receivable");

          (k) all of Seller's rights in and to: patents, designs, art work, designs-in progress, formulations, know-how, prototypes, inventions, trademarks, trade names, trade styles, service marks and copyrights used by Seller in connection with the Business, except the names "C.W. Matthews", "Matthews" or "CWM"; all registrations and applications therefor, both registered and unregistered, foreign and domestic; all trade secrets or processes used by Seller in connection with the Business; all computer software (including documentation and related object and, if applicable, source codes) owned by Seller; and all confidential or proprietary information that are either (A) owned by Seller, or (B) as to which Seller has rights as licensee, constituting all of the intellectual property of Seller used in the Business and which does not relate solely to the Retained Assets (collectively, the "Intellectual Property"); and

          (l) except for the Retained Assets (as hereinafter defined), all other assets or interests to which Seller has any right by ownership, use or otherwise, or in which Seller has a conveyable or assignable interest on the Closing Date and which relate to the Business, and without which the Business could not be operated consistent with current and past practice (collectively, the "Other Assets").

     The Machinery and Equipment, the Aggregate Inventory, the Files and Records, the Real Property, the Additional Property (if applicable), the Leasehold Property, the Contracts, the Permits, the Insurance Proceeds, the Operating Parts and Supplies, the Office Supplies, the Accounts Receivable, the Intellectual Property and the Other Assets to be so sold, conveyed, transferred, assigned, set over and delivered to Buyer on the Closing Date are sometimes hereinafter collectively referred to as the "Purchased Assets".

     SECTION 1.2. RETAINED ASSETS. Seller shall retain on the Closing Date only the following assets used in the conduct of the Business (collectively, the "Retained Assets"):

          (a)  all cash on hand and in banks at the Effective Time;

          (b) the assets of any Employee Benefit Plan (as hereinafter defined) maintained by or covering any employees of Seller or to which Seller has made any contribution;

          (c) any rights or benefits which accrue or will accrue to Seller or the Shareholders under this Agreement;

          (d) any rights to any of Seller's or any of the Shareholder's claims for any federal, state, local, or foreign tax refund;

          (e) all claims and causes of action of every kind and description which Seller or any of the Shareholders may have against any person arising out of, or relating to, the Business or any item included within the definition of Purchased Assets (except any claims under the warranties being transferred to Buyer as contemplated by Section 1.1(a));

          (f) all of Seller's rights in, to and under the Permits, to the extent that the same are not transferable without the consent of another person and such consent has not been obtained prior to or following the Closing;

          (g) all corporate names, tradenames, accounting records, tax returns, minute books, stock record books and other corporate governance records;

          (h) other than prepaid rent relating to the Leased Property, all deposits, prepaid advertising, other prepaid items and deferred charges;

          (i) all notes receivable, commissions receivable, deposits, advances and other receivables, not including the Accounts Receivable; and

          (j) up to approximately 100,000 tons of recycled asphalt pavement (collectively, the "Recycled Asphalt Pavement"), such Recycled Asphalt Pavement to be removed by Seller within two (2) years following the Closing.

Furthermore, Buyer is not assuming any liabilities or obligations of Seller except as expressly set forth, and only to the extent described, in Article III below.

                                  ARTICLE II

                    PURCHASE PRICE OF THE PURCHASED ASSETS
                    --------------------------------------

     SECTION 2.1. PURCHASE PRICE. The purchase price of the Purchased Assets, other than the Aggregate Inventory, the Operating Parts and Supplies, the Additional Property and the Accounts Receivable, shall be equal to Twenty-Three Million Eight Hundred Thousand and 00/100 Dollars ($23,800,000.00), to be paid to Seller in shares of Buyer's common stock, $1.00 par value ("Buyer's Common Stock"), as hereinafter provided, at the Closing, subject to the following adjustments.

     (a) The amount of the Aggregate Inventory shall be determined by the parties by a ground survey to be conducted prior to the Closing Date. That amount shall be adjusted for all sales and increase in production of the Aggregate Inventory made by Seller subsequent to the survey but prior to the Effective Time. Buyer shall pay Seller, in shares of Buyer's Common Stock, as hereinafter provided, at the Closing for all of the Aggregate Inventory, as follows: Buyer will pay the equivalent of $4.00 per ton for all commercially-saleable, processed inventory of construction aggregate stockpiled at the Facilities, and the equivalent of $2.00 per ton for the agreed-upon volume of shot rock which is accessible and ready for processing in the primary circuits of the plants located at the Facilities. The term "commercially-saleable" shall mean no more than the average annual number of tons (averaged over the three
(3)-calendar year period ending on December 31, 1996) of each size and type of processed construction aggregate (other than soil aggregate base) meeting recognized specifications which were sold from the Bellwood Quarry and the Rockmart Quarry.

     (b) Additionally, not more than thirty (30) days prior to Closing Date, the parties shall conduct an inventory of the Operating Parts and Supplies, and at the Closing, Buyer shall pay Seller, in shares of Buyer's Common Stock, as hereinafter provided, the value in excess of book value for the inventory of the Operating Parts and Supplies, to be determined by a joint evaluation of the Operating Parts and Supplies prior to Closing.

     (c) Buyer shall also pay Seller, in Buyer's Common Stock, as hereinafter provided, the face amount of the Accounts Receivable as of the Closing Date; provided, however, that the Shareholders shall be obligated to repurchase from
--------  -------
Buyer, at the face amount thereof, in cash or, at the Shareholders' option, in Buyer's Common Stock, valued at the Base Period Trading Price described in
Section 2.2 (except that the period of twenty (20) consecutive trading days in the definition of "Base Period Trading Price" will end on the trading day that is the business day prior to the date of such repurchase, rather than the Closing Date, and there shall be no minimum or maximum price per share of Buyer's Common Stock), any of the Accounts Receivable which have not been collected by Buyer within one hundred twenty (120) days of the Closing Date, as long as Buyer has applied the cash received by Buyer from the customers of the Business after the Closing Date first to the appropriate Accounts Receivable.

     (d) In the event that Seller acquires the Additional Property prior to the Closing Date and Buyer elects to purchase the same hereunder, the Additional Property shall be included in the Purchased Assets and the purchase price set forth above shall be increased by Seller's acquisition cost of the Additional Property and related expenses, including, but not limited to, survey fees, title, insurance and title examination fees, transfer tax, recording costs and environmental surveys, payable in Buyer's Common Stock as hereinafter provided.

     (e) Finally, in consideration of Buyer's assumption of Seller's royalty liability to Fulton County, Georgia under the Bellwood Quarry Lease (as defined in Exhibit 1.1(d)(iii) hereto) as of the Closing Date, but provided that C.W. Matthews Contracting Co., Inc., a Georgia corporation affiliated with Seller ("Contracting"), enters into a mutually-acceptable asphalt supply agreement (the "Asphalt Supply Agreement") with Buyer at the Closing, the purchase price payable hereunder shall be reduced by an amount equal to $4.00 per ton multiplied by the number of tons of aggregate for which Buyer will be liable as of the Closing Date to Fulton County, Georgia for royalty payments under the Bellwood Quarry Lease, assuming for the purposes hereof that Fulton County, Georgia elects to receive the royalty payments solely in granite aggregate. The Asphalt Supply Agreement shall, at a minimum, provide that, in the event that Fulton County, Georgia chooses to receive its royalty payments under the Bellwood Quarry Lease in plant mixed asphalt rather than granite aggregate, and also in the event that Fulton County, Georgia elects to make outright purchases of asphalt mix as a customer pursuant to the Bellwood Quarry Lease, Contracting would agree to supply such asphalt to Buyer at the same price per ton as such asphalt mix is required to be supplied to Fulton County, Georgia under the terms of the Bellwood Quarry Lease as then in effect, and Contracting would purchase the aggregate for such asphalt mix from Buyer from time to time.

The sum of all payments made pursuant to this Article II shall hereinafter be referred to as the "Purchase Price".

     SECTION 2.2. FORM OF CONSIDERATION. Buyer shall pay the Purchase Price to the Shareholders pursuant to Section 2.7, in the form of Buyer's Common Stock, which shares shall be fully-paid, validly-issued, non-assessable, registered under the Securities Act of 1933, as amended (the "Securities Act"), and all other applicable securities laws for resale thereof, and listed on the New York Stock Exchange pursuant to a registration rights agreement to be agreed between the parties and reasonably acceptable to Seller and Shareholders. The aggregate number of shares of Buyer's Common Stock to be delivered to the Shareholders shall be equal to the Purchase Price divided by the Base Period Trading Price. As used herein, "Base Period Trading Price" shall mean the average of the daily closing prices for shares of Buyer's Common Stock for the twenty (20) consecutive trading days on which such shares are actually traded on the New York Stock Exchange (as reported by The Wall Street Journal) ending at the close of trading on the trading day that is the business day immediately prior to the Closing Date; provided, however, that it is mutually agreed and understood that
              --------  -------
the Base Period Trading Price shall be no less than $52.875, and no more than $72.875. Notwithstanding the foregoing, no Shareholder shall be entitled to receive any fractional share of Buyer's Common Stock, and each Shareholder shall forfeit any such fractional share and shall not be entitled to any consideration in lieu thereof. The Buyer's Common Stock paid to the Shareholders hereunder is referred to herein as the "Stock Consideration".

     SECTION 2.3. CLOSING DATE PAYMENT. Seller shall deliver to Buyer a written statement setting forth all of the values comprising the Purchase Price which are described in Section 2.1 on the Closing Date (the "Pre-Closing Report"), prepared and stated in accordance with all requirements of this
Article II relating to the Closing Date Report (as hereinafter defined), and computing the Purchase Price as it would have been due on the Closing Date (the "Estimated Purchase Price"). On the Closing Date, Buyer shall deliver to the Shareholders the aggregate number of shares of Buyer's Common Stock equal to the Estimated Purchase Price shown on the Pre-Closing Report (the "Closing Date Payment").

     SECTION 2.4. CLOSING DATE REPORT. Not later than thirty (30) days after the Closing Date, Buyer, with full cooperation from the Shareholders and Seller, shall prepare and deliver to the Shareholders a written statement (the "Closing Date Report") setting forth all of the values comprising the Purchase Price which are described in Section 2.1 as of the Closing Date.

     SECTION 2.5. REVIEW OF THE CLOSING DATE REPORT. Upon receipt of the Closing Date Report, the Shareholders shall have twenty (20) days in which to review such Closing Date Report, and during such time period, Seller shall provide the Shareholders' representative access to such books, records and employees as he or she shall reasonably request in connection with such review. The Shareholders' representative, acting on behalf of the Shareholders, may object to the Closing Date Report by sending a written notice, explaining in reasonable detail the reason(s) for the objection, to Buyer and Seller within ten (10) days following the twenty (20)-day review period. Buyer and the Shareholders' representative shall endeavor, in good faith, to resolve any such objections and reach agreement on the Closing Date Report. If Buyer and the Shareholders' representative cannot agree on the Closing Date Report, Buyer and the Shareholders' representative shall promptly submit the Closing Date Report to Deloitte & Touche, and such firm shall determine all disputed amounts on the Closing Date Report in accordance with the provisions of this Agreement. The determinations made by such accountants shall be final and binding on all parties, absent manifest error. Buyer, on the one hand, and the Shareholders, on the other hand, shall each bear one-half (1/2) of the fees and expenses of Deloitte & Touche acting hereunder, but the fees and expenses of any other accountants will be borne by the party retaining such accountants. If Buyer does not receive a written objection to the Closing Date Report from the Shareholders' representative within the ten (10) days following the twenty (20)- day review period, the Closing Date Report shall be deemed accepted by all of the Shareholders.

     SECTION 2.6. FINAL PURCHASE PRICE. In the event that the Purchase Price based on the Closing Date Report, as finally resolved as provided in Section 2.5, exceeds the Closing Date Payment, Buyer will pay the excess by delivering to the Shareholders the appropriate number of shares of Buyer's Common Stock, determined by dividing the excess amount by the Base Period Trading Price. In the event that the Purchase Price based on the Closing Date Report, as finally resolved as provided in Section 2.5, is less than the Closing Date Payment, the Shareholders shall return to Buyer that number of shares of Buyer's Common Stock equal to the difference, determined by using the Base Period Trading Price, except that, with respect to the amount owed by each of the Shareholders hereunder, any fractional shares comprising such amount shall be forfeited by Buyer, and Buyer shall not be entitled to any consideration in lieu thereof.

     SECTION 2.7. LIQUIDATION OF SELLER; PRO RATA PAYMENTS. The parties hereto agree and acknowledge that, prior to the Closing, Seller will adopt a Plan of Liquidation and Dissolution (the "Plan of Liquidation") substantially in the form attached hereto as Exhibit 2.7 and that, pursuant to the Plan of Liquidation, the Shareholders shall receive all of Seller's assets as of the date of Seller's liquidation and dissolution, including any rights it may have under this Agreement. The parties hereto further agree and acknowledge that, as an integral part of carrying out the terms of the Plan of Liquidation, the Stock Consideration shall be issued to the Shareholders as consideration to Seller for the Purchased Assets. All Stock Consideration issued to the Shareholders shall be issued in pro rata amounts to each Shareholder in accordance with each Shareholder's pro rata ownership of Seller's capital stock as reflected on Exhibit A.

     SECTION 2.8. PRORATIONS AND CERTAIN PAYMENTS. Prorations relating to the Business and the Purchased Assets (including, but not limited to, utility bills and personal property, real estate, occupancy and other similar property taxes) will be made as mutually agreed to by the parties prior to the Closing, with Seller liable to the extent such items relate to any time period prior to Closing.

     SECTION 2.9. TRANSFER EXPENSES. Seller and the Shareholders shall pay any sales and use, transfer or recording, documentary or other taxes or charges levied on the transfer of the Purchased Assets. The Aggregate Inventory purchased hereunder shall be claimed as exempt from sales or use tax by Buyer, and Buyer shall furnish to Seller at the Closing the sales tax exemption certificates covering the Aggregate Inventory.

                                  ARTICLE III

                      ASSUMPTION OF CERTAIN LIABILITIES;
                      ----------------------------------
                         CERTAIN RELATED TRANSACTIONS
                         ----------------------------

     SECTION 3.1. ASSUMPTION OF CERTAIN LIABILITIES. On the Closing Date, Buyer shall not be obligated to assume, and shall not assume, any of the liabilities and obligations of Seller, whether existing as of the Effective Time, or asserted or first arising after the Effective Time and relating to events that occurred before the Effective Time, or otherwise, which liabilities and obligations Seller agrees to pay and discharge (collectively, the "Excluded Liabilities"), except that Buyer shall assume and agree to pay, perform and discharge the following liabilities and obligations of Seller as of the Effective Time, which shall be assumed by Buyer on the Closing Date as of the Effective Time:

          (a) the future obligations of Seller under the Contracts and the Permits;

          (b) except as provided to the contrary in Sections 2.1(e) and 11.2 and the Assignment and Assumption Agreement, the future obligations of Seller with respect to the Real Property, the Additional Property (if applicable) and the Leasehold Property, including Seller's obligations under the Bellwood Quarry Lease and the Rockmart Quarry Lease, including Environmental Liability; and

          (c) subject to Seller's delivery of the Asphalt Supply Agreement in the form contemplated by Section 2.1(e), Seller's liability to Fulton County, Georgia for royalty payments pursuant to the Bellwood Quarry Lease.

     Anything to the contrary in this Agreement or otherwise notwithstanding, Buyer shall not assume, and shall have no liability with respect, to any liabilities or obligations of Seller which are not expressly assumed by Buyer pursuant to this Article III, including, without limitation, any of the following items, each of which items shall constitute an Excluded Liability hereunder:

          (i) any liability or obligation arising out of any Employee Benefit Plan (as hereinafter defined) maintained by or covering employees of Seller or to which Seller has made any contribution or to which Seller could be subject to any liability;

          (ii) any losses, costs, expenses, damages, claims, demands and judgments of every kind and nature (including the defenses thereof and reasonable attorneys' and other professional fees) related to, arising out of, or in connection with Seller's failure to comply with any bulk sales or transfer act or any similar statute as enacted in any jurisdiction, domestic or foreign;

          (iii) any liability or obligation arising out of any breach by Seller or any of the Shareholders prior to the Effective Time of any provision of any contract to which Seller or any of the Shareholders is a party and any liability or obligation of Seller related to the performance required under the Contracts and the Permits before the Effective Time;

          (iv) any liability of Seller or any of the Shareholders with respect to any claim or cause of action, regardless of when made or asserted, which arises (A) out of or in connection with the business and operations of Seller prior to the Effective Time, (B) with respect to any product purchased or manufactured or any service provided by Seller prior to the Effective Time, including, without limitation, any liability or obligation of Seller or any of the Shareholders (I) pursuant to any express or implied representation, warranty, agreement, or guarantee made by Seller, or (II) imposed by operation of law, in connection with any service performed or product designed, manufactured, sold or leased by or on behalf of Seller prior to the Effective Time, including, without limitation, any claim related to any product delivered in connection with the performance of such service and any claims seeking to recover for consequential damage, lost revenue or income, including pursuant to any doctrine of product liability, or (C) out of or in connection with the Business and operations of Seller prior to the Effective Time under any federal, state, or local law, rule, or regulation relating to (I) taxation, or (II) employment or termination of employment;

          (v) any liabilities or obligations of Seller or any of the Shareholders relating to the Retained Assets;

          (vi) any liability or obligation, arising prior to the Effective Time or as a result of the Closing, to any employee, agent or independent contractor of Seller, whether or not employed by Buyer after the Closing, or under any Employee Benefit Plan maintained by or covering employees of Seller;

          (vii) except for the liabilities expressly assumed by Buyer hereunder, any liability of Seller or any of the Shareholders existing at the Effective Time;

          (viii) any liability or obligation of Seller or any of the Shareholders arising or incurred in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, fees and expenses of their respective counsel, accountants and other experts;

          (ix) any liability or obligation of Seller or any of the Shareholders for federal, state, county, local, foreign and other taxes, assessments, charges, fees, and impositions, including interest and penalties thereon or with respect thereto, whether disputed or not (collectively, "Taxes"), including any liabilities or obligations of Seller or any of the Shareholders relating to sales and use, transfer, documentary, income or other Taxes levied on the transfer of the Purchased Assets; and

          (x) all wages, commissions, vacation, holiday, workers' compensation and sick pay obligations of Seller with respect to its employees incurred or accrued through the Effective Time and all bonuses and fringe benefits as to such employees incurred or accrued through the Effective Time, and all severance pay obligations of Seller to employees resulting from Seller's consummation of the transactions contemplated hereby.

     SECTION 3.2. ASSIGNMENT OF CONTRACT RIGHTS. In connection with the sale and transfer of the Purchased Assets, and upon the terms and subject to the conditions herein expressed, Seller will assign, or cause to be assigned, to Buyer, at the Closing, all of Seller's rights, title and interest in and to the Contracts and the Permits to be assumed by Buyer hereunder.

     SECTION 3.3. EXECUTION OF ASSIGNMENT AND ASSUMPTION AGREEMENT. In connection with the sale and transfer of the Purchased Assets and the assumption of the liabilities to be assumed by Buyer pursuant to Section 3.1 of this Agreement, Seller and Buyer shall as of the Closing execute and deliver the Assignment and Assumption Agreement (the "Assignment and Assumption Agreement") in the form attached hereto as Exhibit 3.3.

     SECTION 3.4. EXECUTION OF BILL OF SALE. In connection with the sale and transfer of the Purchased Assets, Seller shall as of the Closing execute and deliver a Bill of Sale (the "Bill of Sale") in the form attached hereto as
Exhibit 3.4.

     SECTION 3.5. AGREEMENT REGARDING CEMENT KILN FEEDSTOCK. Buyer and the Shareholders shall also enter into an agreement (the "Feedstock Agreement") on the Closing Date in substantially the form of Exhibit 3.5 hereto.

                                  ARTICLE IV

                                  THE CLOSING
                                  -----------

     SECTION 4.1. THE CLOSING. The closing (the "Closing") of the transactions contemplated hereby shall take place at the offices of Alston & Bird LLP, One Atlantic Center, 1201 West Peachtree Street, Atlanta, Georgia 30309-3424 at 10:00 A.M. local time on the next business day which shall be at least ten days after all conditions to the Closing have been satisfied or waived, or at such other place and/or on such other date and at such other time as may be agreed by Seller and Buyer, but in no event shall the Closing Date be later than December 31, 1997.

     SECTION 4.2. CHANGES. Agreements to change or extend times and places set forth in Section 4.1 hereof may be made by an instrument or instruments in writing signed by an officer of Buyer and an officer of Seller.

     SECTION 4.3. CLOSING DATE; EFFECTIVE TIME. For purposes of this Agreement, the term "Closing Date" shall mean the date on which the closing shall occur. For purposes of this Agreement, the term "Effective Time" shall mean the time of close of business of the facilities of Seller on the Closing Date.

                                   ARTICLE V

               ACTIONS AND DELIVERIES AT OR PRIOR TO THE CLOSING
               -------------------------------------------------

     SECTION 5.1. DELIVERIES BY SELLER. At the Closing, on the Closing Date, Seller shall execute and/or deliver, or cause to be executed and/or delivered, to Buyer, in addition to all other items specified elsewhere in this Agreement, the following:

          (a) such instruments of sale, conveyance, transfer, assignment, endorsement, direction or authorization as will be sufficient or requisite, in the opinion of Buyer and its counsel, to vest in Buyer, its successors and assigns, all right, title and interest (which title and interest shall be good and merchantable except to the extent disclosed herein or in any Exhibit hereto), in and to the Purchased Assets, free and clear of all encumbrances, other than the Permitted Encumbrances (as hereinafter defined), including, but not limited to, limited warranty deeds to the Real Property and, if applicable, the Additional Property, assignments of Seller's interests as tenant or lessee with respect to the Leasehold Property (with any required consents of the landlords thereunder), and the Title Policy;

          (b) such assignments of the Contracts and the Permits referred to in Sections 1.l(e) and 1.1(f) hereof as will be sufficient or requisite, in the opinion of Buyer and its counsel, to vest in Buyer all of Seller's rights, powers and privileges thereunder;

          (c) any necessary consents to assignment of the Contracts and the Permits;

          (d) the Assignment and Assumption Agreement and the separate assignment agreements for the Bellwood Quarry Lease and the Rockmart Quarry Lease, together with Consents to Assignment executed by the Landlords under each such Lease;

          (e)  the Asphalt Supply Agreement;

          (f)  the Bill of Sale;

          (g)  the Feedstock Agreement;

          (h) the Non-Competition Agreement (as described in Section 7.1 hereof);

          (i) the Asphalt Plant Site License (as described in Section 7.5 hereof);

          (j) all books, records, files and other documents evidencing title, relating to the Purchased Assets and the conduct of the Business;

          (k) the written opinion of counsel to Seller, dated as of the Closing Date, as set forth in Section 12.5 below;

          (l)  the officer's certificate referred to in Section 12.1 below;

          (m) resolutions of the Board of Directors and shareholders of Seller, certified by the Secretary of Seller as of the Closing Date, approving this Agreement and the transactions contemplated hereby;

          (n) certificates issued by the Secretary of State of Georgia, certifying that Seller is a corporation in good standing under the laws of the State of Georgia;

          (o) an officer's certificate from a duly-authorized officer of Seller, setting forth Seller's liability to Fulton County, Georgia for royalty payments under the Bellwood Quarry Lease as of the Closing Date, together with a description of the data and methodology used in computing the same;

          (p) Seller shall deliver certificates, to the extent that such certificates are obtainable, from the applicable revenue authority of the states in which Seller conducts business stating that no sales, use, or withholding taxes are due relating to Seller's business or assets; and

          (q)  such other documents as may be reasonably requested by Buyer.

     SECTION 5.2. DELIVERIES BY BUYER. At the Closing, on the Closing Date, Buyer shall execute and/or deliver to Seller the following:

          (a)  the Purchase Price;

          (b) the Assignment and Assumption Agreement and the separate assignment agreements for the Bellwood Quarry Lease and the Rockmart Quarry Lease;

          (c)  the Asphalt Supply Agreement;

          (d)  the Feedstock Agreement;

          (e)  the Non-Competition Agreement;

          (f)  the Asphalt Plant Site License;

          (g) the written opinion of Buyer's legal department, dated as of the Closing Date, as set forth in Section 13.4 below;

          (h)  the officer's certificate referred to in Section 13. 1 below;

          (i) a certificate issued by the Secretary of State of New Jersey certifying that Buyer is a corporation in good standing under the laws of the State of New Jersey;

          (j) the sales tax exemption certificates contemplated by Section 2.9; and

          (k)  such other documents as may be reasonably requested by Seller.

     SECTION 5.3. PROVISIONS RELATING TO THE REAL PROPERTY, THE ADDITIONAL PROPERTY AND THE LEASEHOLD PROPERTY. (a) Not less than forty (40) days after the date hereof, Buyer will obtain a current survey of the Real Property, the Additional Property and the Leasehold Property, certified by a surveyor registered under the laws of the State of Georgia (the "Survey"). Buyer shall bear the cost of the Survey.

     (b) In addition, not less than forty (40) days after Seller's execution and delivery of the extension of the Bellwood Quarry Lease as required by
Section 12.10, Buyer shall obtain a binding and enforceable title commitment (the "Commitment") from a title company acceptable to Buyer (the "Title Company"), for the issuance of a title policy of title insurance (the "Title Policy") to insure title to the Real Property, the Additional Property and Seller's leasehold interests in the Leasehold Property in Buyer, subject only to
(i) liens for Taxes, assessments, both general and special, and other governmental charges which are not due and payable as of the Closing Date (other than Taxes arising out of the transaction contemplated hereby, which shall be paid by Seller pursuant to Section 2.9); (ii) all building codes and zoning ordinances and other laws heretofore, now or hereafter enacted, made or issued by any governmental authority affecting the Business; (iii) all electric, power, telephone, gas, sanitary sewer, storm sewer, water and other utility lines, pipelines, service lines and facilities of any nature now located on, over or under the Real Property, the Leasehold Property, and, if applicable, the Additional Property, and all licenses, easements, rights-of-way and other agreements relating thereto; (iv) all existing public and private roads and streets (whether dedicated or undedicated), and all railroad lines and railroad rights-of-way affecting the Real Property, the Leasehold Property, and, if applicable, the Additional Property; and (v) all matters waived by Buyer pursuant to the provisions of Section 5.3(c)(ii) (collectively, the "Permitted Encumbrances"). Buyer shall be solely responsible for the cost of the Commitment.

     (c) In the event that the Commitment or the Survey reveal any encumbrance in or upon any portion of the Real Property, the Additional Property or the Leasehold Property or any encroachment of an improvement on the Property necessary to the operation of the Business as presently conducted on any adjoining property, in either case which is unacceptable to Buyer (collectively, the "Unacceptable Encumbrances"), with the exception of the Permitted Encumbrances, Buyer shall, within ten (10) days following receipt of the Commitment (or the reissuance thereof to incorporate any information revealed by the Survey), deliver to Seller written notification of each Unacceptable Encumbrance. Within the same time period, Buyer shall give Seller notice of Buyer's willingness to purchase the Additional Property, and should Buyer elect to do so, the Additional Property, if acquired by Seller, shall become part of the Purchased Assets hereunder. On or before the Closing Date, Seller shall be required to remove all Unacceptable Encumbrances in the nature of liens, security titles and security interests which may be removed or released by the payment of money (collectively, the "Monetary Encumbrances"). If Seller is unable to cause the removal of all Unacceptable Encumbrances or arrange to insure or bond over, to the reasonable satisfaction of Buyer, such Unacceptable Encumbrances, prior to the scheduled Closing Date, Buyer may exercise any of the following options:

          (i) postpone the closing for an additional period of time as Buyer may deem appropriate, but no longer than sixty (60) days, in order to allow removal of any such Unacceptable Encumbrance;

          (ii) waive the removal of any such Unacceptable Encumbrance as a condition to closing, in which event such Unacceptable Encumbrance shall be deemed an additional Permitted Encumbrance hereunder; or

          (iii) terminate this Agreement, in which case Buyer, Seller and the Shareholders shall have no further obligations hereunder, except those which expressly survive any such termination;

provided, however, that, notwithstanding the foregoing, Seller's failure to
--------  -------
cause the removal of the Monetary Encumbrances shall be a material breach of covenant pursuant to Section 15.1(a)(iii) and, in addition to the options set forth above, Buyer shall be entitled to exercise the rights and remedies set forth in Section 15.1. Any encumbrances disclosed by the Commitment and/or the Survey which are not objected to in writing shall be deemed additional Permitted Encumbrances hereunder.

     (d) Notwithstanding anything in this Section 5.3 to the contrary, Buyer shall have the right to notify Seller of any title or survey matters (other than Permitted Encumbrances) which come into existence after the date of the Commitment with respect to title matters, and the date of the Survey with respect to survey matters, but prior to the Closing Date, whereupon the rights, duties and obligations of Buyer and Seller shall be as set forth in this Section 5.3.

     (e) In accordance with Section 1445 and Section 897 of the Code and O.C.G.A. ? 48-7-128, Seller shall provide to Buyer a certificate reasonably acceptable to Buyer that Seller is not a foreign person thereunder, and a certificate indicating whether Seller is a resident of the State of Georgia. Without either of such certificates, Buyer shall withhold as required by law.

     (f) At Closing, Buyer shall obtain a Title Policy covering the Real Property, the Additional Property (if applicable) and the Leasehold Property. Buyer shall be solely responsible for the cost of obtaining the Title Policy. The Title Policy shall be issued by the Title Company at its regularly scheduled rates and shall insure Buyer against loss on account of any defect or encumbrance, with the exception of the Permitted Encumbrances. The Title Policy and the legal description of the Real Property, the Additional Property (if applicable) and the Leasehold Property shall be based upon the Survey. The Title Policy shall insure Buyer's interests in the Real Property, the Additional Property (if applicable) and the Leasehold Property in an amount as Buyer, in its sole discretion, shall deem appropriate.

     SECTION 5.4. PROVISIONS RELATING TO MACHINERY AND EQUIPMENT. Not more than thirty (30) or less than fifteen (15) days prior to the Closing Date (the "Inspection Date"), Seller's and Buyer's respective representatives will conduct an inspection of the Machinery and Equipment to determine if it is in the operating condition represented in Section 9.5. Within five (5) business days after the Inspection Date, Buyer shall give Seller a written list of any items of the Machinery and Equipment which it does not consider to be in such operating condition. Seller shall put the Machinery and Equipment in such operating condition and repair to Buyer's reasonable satisfaction. At the Closing Date, the Seller will deliver the Machinery and Equipment in substantially the same operating condition as it was on the Inspection Date, ordinary wear and tear excepted, or as repaired to Buyer's reasonable satisfaction.

     SECTION 5.5. EMINENT DOMAIN. If, after the date hereof and prior to the Closing, Seller receives notice of the commencement or threatened commencement of eminent domain or other like proceedings against the Real Property, the Additional Property (if applicable) or the Leasehold Property, or any portion thereof, Seller shall immediately notify Buyer, and Buyer shall elect, within fourteen (14) days from and after such notice, by written notice to Seller, either (a) not to close the transactions contemplated hereby, in which event this Agreement shall terminate and be void and of no further force and effect, except for any obligations hereunder which expressly survive any such termination; or (b) to close said transactions in accordance with the terms hereof but subject to such proceedings, in which event the Purchase Price shall not be reduced, and Seller shall assign to Buyer Seller's rights in any condemnation award or proceeds. If Buyer does not make such election within the aforesaid fourteen (14)-day period, Buyer shall be deemed to have elected to close the transactions contemplated hereby in accordance with clause (b) of this
Section 5.5.

     SECTION 5.6.  ENVIRONMENTAL MATTERS.

     (a) During the one hundred twenty (120)-day period commencing upon the date of Seller's execution and delivery of the extension of the Bellwood Quarry Lease as required by Section 12.10, but in any event commencing no later than October 15, 1997, Buyer shall have the right to cause environmental audits to be conducted on the Real Property, the Additional Property and/or the Leasehold Property (each an "Environmental Audit Report") by environmental engineering consultants retained and paid for by Buyer (the "Environmental Consultants"). Each Environmental Audit Report shall be completed during the one hundred twenty
(120)-day period contemplated by the preceding sentence and shall include (i) a statement of all Environmental Matters and Environmental Liabilities (as defined below), if any, identified by the Environmental Consultant at, on, or under the Real Property, the Additional Property and/or the Leasehold Property to which such Environmental Audit Report relates, and (ii) a statement describing conditions at, on or near the Real Property, the Additional Property and/or the Leasehold Property which may involve Environmental Liabilities and as to which the Environmental Consultants recommend monitoring, removal, clean-up, registration or further assessment activities.

Upon Seller's request, a copy of each such Environmental Audit Report and copies of all preliminary drafts of any such Environmental Audit Report shall be furnished promptly to Seller.

     (b) Within fifteen (15) days after Buyer's receipt of all Environmental Audit Reports, Buyer shall (i) notify Seller in writing of any Environmental Matters and any actual or potential Environmental Liabilities described in such Environmental Audit Report (collectively, the "Environmental Issues"), and (ii) notify Seller in writing whether it intends to (A) not close the transactions contemplated hereby on the Closing Date due to the existence of the Environmental Issues, in which event this Agreement shall be deemed terminated by Buyer and all parties hereto shall be released from any further obligations or liabilities hereunder, except for those which expressly survive any such termination, (B) not close the transactions on the Closing Date unless Seller formulates and executes a plan for appropriately addressing Environmental Liability (but not Environmental Matters) affecting the Purchased Assets, or (C) close the transactions contemplated hereby on the Closing Date without Seller's formulation and execution of the plan as contemplated by subparagraph (B), in which event the transactions shall be closed in accordance with the terms of this Agreement (without a reduction in the Purchase Price), all breaches of representations contained in any of the Acquisition Documents (as hereinafter defined) and caused by the existence of the Environmental Issues shall be deemed waived by Buyer and Buyer shall rely solely upon the indemnifications provided in Article XI with regard to Environmental Liability; provided, however, that in
                                                      --------  -------
the event that Buyer exercises the option contained in subparagraph (B) above, Seller shall be obligated to expend up to $1,000,000.00 to eliminate any Environmental Liability reflected in the Environmental Audit Reports, and the date of the Closing shall be extended for up to one hundred eighty (180) days to allow such remediation, but in the event that the cost of appropriately addressing such Environmental Liability could reasonably be expected to exceed $1,000,000.00, Seller may, by written notice to Buyer, terminate this Agreement, whereupon all parties hereto shall be released from any further obligations or liabilities hereunder, except for those which expressly survive any such termination.

     (c)  As used in this Agreement:

          (i) "Environmental Laws" means all laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act,
                 -- ---
     as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other laws, regulations,
                                -- ---
     orders, ordinances or rules relating to emissions, discharges, releases or threatened releases of any Hazardous Substance, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Substance.

          (ii) "Environmental Liability" shall mean any legal liability for, or any amounts paid for, investigatory costs, clean up costs, governmental response costs, damages to natural resources or other property, personal injuries, fines or penalties arising out of, based upon or resulting from
     (A) the presence, handling, generation, treatment, storage, disposal, release or threatened release into the environment of any Hazardous Substance at any location, or (B) circumstances forming the basis of any violation of any Environmental Law.

          (iii) "Environmental Litigation" means any litigation against Seller, the Shareholders, the Business or the Purchased Assets (including, without limitation, notice or other communication, written or oral, by any person alleging potential liability for investigatory costs, cleanup costs, private or governmental response or remedial costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based upon, or resulting from (A) any Environmental Matter or (B) any circumstances or state of facts forming the basis of any liability or alleged liability under, or violation or alleged violation of, any Environmental Law.

          (iv) "Environmental Matter" means any matter or circumstances related in any manner whatsoever to (A) the emission, discharge, disposal, release or threatened release of any Hazardous Substance into the environment, or
     (B) the transportation, treatment, storage, recycling or other handling of any Hazardous Substance, or (C) the placement of structures or materials into waters of the United States or the State of Georgia, or (D) the presence of any Hazardous Substance, including, but not limited to, asbestos, in any building, structure or workplace or on any of the Real Property, the Additional Property and/or the Leasehold Property, in each case, as to which no Environmental Liability has yet attached.

          (v) "Hazardous Substance" means (A) any hazardous substance, hazardous material, hazardous waste, regulated substance or toxic substance (as those terms are defined by any applicable Environmental Laws) and (B) any chemicals, pollutants, contaminants, petroleum, petroleum products or oil.

                                  ARTICLE VI

                COVENANTS OF BUYER, SELLER AND THE SHAREHOLDERS
                -----------------------------------------------

     Buyer, Seller and/or each of the Shareholders, as the context may require, hereby covenants and agrees that, between the date hereof and the Closing Date:

     SECTION 6.1. INSPECTION. At all reasonable times, upon Buyer's reasonable notice to Seller, Seller shall make its books of account and records, and all market studies and reports, consultant studies and reports (including, but not limited to, safety, health and environmental reports), agreements, leases, customer lists, appraisals, valuations, and other material or information in the possession of Seller relating to the Business available for examination and inspection by Buyer and its agents. Buyer shall have the right, at its expense, to audit the books and records of Seller pertaining to the Business prior to the Closing Date. No such examination, inspection or audit by Buyer or its agents shall in any way affect, diminish or terminate any of the representations, warranties or covenants of Seller herein expressed. Upon Buyer's reasonable notice to Seller, Seller shall also make Seller's employees available to Buyer and its agents at all reasonable times.

     SECTION 6.2 EXPLORATION. At all reasonable times, Seller shall allow Buyer the right to conduct all studies, tests, surveys, examinations and other explorations deemed necessary by Buyer, including but not limited to, the right to explore, core drill upon, and to remove samples of stone and other aggregates or of soil, water or air from, the Real Property, the Additional Property and the Leasehold Property; the right to use any equipment necessary for such purposes; and the right of ingress and egress to and from the Real Property, the Additional Property and the Leasehold Property in order to carry out such purposes; provided, however, that such rights shall be exercised in a manner
          --------  -------
designed to minimize to the extent practicable, any inconvenience and damage to Seller. Buyer shall indemnify and hold Seller harmless from and against any material property damage (which shall not include reasonable disturbance of surface vegetation during the course of such exploration) or personal injury arising out of Buyer's negligent acts or omissions during Buyer's exercise of its exploration rights hereunder.

     SECTION 6.3. CONDUCT OF BUSINESS PRIOR TO CLOSING. From the date hereof to the Closing Date, and except to the extent that Buyer shall otherwise consent, Seller and/or Shareholders, as the case may be, shall:

          (a) operate the Business in all material respects in the ordinary course of business or consistent with prudent industry practices;

          (b) not sell or otherwise dispose of any real or personal property or asset that would be a Purchased Asset hereunder, except in the ordinary course of business; provided that a fixed asset that would be a Purchased Asset, including, without limitation, the Real Property, the Additional Property (if applicable) and the Leasehold Property, will not be sold or otherwise disposed of;

          (c) conduct maintenance on the Purchased Assets in the ordinary course of business and consistent with Seller's practices during the 1995 and 1996 calendar years, and maintain all policies of insurance covering such Purchased Assets in amounts and on terms substantially equivalent to those in effect on the date hereof;

          (d) comply in all material respects with all laws applicable to the conduct of Business and the ownership of the Purchased Assets;

          (e) consult with Buyer's designated representative regarding significant operational decisions affecting the Business; and

          (f) not consent to, nor acquiesce in, any termination, surrender or assignment of, or sublease under, any lease or occupancy agreement, written or oral, affecting all or any portion of the Real Property, the Additional Property (if applicable) and the Leasehold Property, as of the date hereof, nor enter into any amendment or modification of any such lease or occupancy agreement, nor enter into any new lease or occupancy agreement affecting all or any portion of the Property without, in any such case, the prior written consent of Buyer, which consent may be withheld, denied or delayed in Buyer's sole and absolute discretion, for any reason or no reason. Any such termination, surrender, assignment, subletting, amendment, modification or new lease or occupancy agreement effected without Buyer's prior written consent shall be void ab initio and in no way binding upon
                                         -- ------
     Buyer.

     SECTION 6.4. CONSENTS; HSR ACT. In each case where any of the Contracts, the Permits or any other items of the Purchased Assets are to be transferred to Buyer but are either not transferable or assignable to Buyer, or cannot be purchased or assumed by Buyer pursuant to this Agreement, without the consent of another party or parties, Seller will, at its expense, obtain, prior to the Closing Date, all such consents of such other party or parties to the transfer of the Contracts, the Permits and such other items of the Purchased Assets to Buyer pursuant to this Agreement; provided that, in any case where required,
                                  --------
Buyer will expressly assume the future obligations of Seller under the same. Also, each of Seller and Buyer will proceed diligently and in good faith and use commercially-reasonable efforts to make all filings with and to give all notices to governmental or regulatory authorities or any other person required of Seller or Buyer to consummate the transactions contemplated hereby under Section 7A of the Clayton Act (Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and the rules and regulations promulgated thereunder (the "HSR Act") and provide such other information and communications to such governmental or regulatory authorities or other persons as such governmental or regulatory authorities or other persons may reasonably request in connection therewith and provide reasonable cooperation to the other in obtaining all consents, approvals or actions of, making all filings with and giving all notices to governmental or regulatory authorities. Seller and Buyer shall share the aggregate filing fees payable pursuant to the HSR Act equally.

     SECTION 6.5. EMPLOYEE COMPENSATION, ETC. Except as set forth in Exhibit 6.5, from the date hereof until the Closing Date, Seller will not, without the prior written consent of Buyer in each instance:

          (a) grant or agree to grant any increases in compensation to any director, officer, employee, consultant or agent except in the ordinary course of Seller's business and in accordance with past practices; or

          (b) grant or agree to grant any bonus or other extraordinary compensation or payment to any director, officer, employee, consultant or agent, except in the ordinary course of Seller's business and in accordance with past practices.

     Any amount paid by, or expended by Seller in violation of this Section 6.5 shall be treated as a reduction of the Purchase Price and shall reduce the amount to be paid by Buyer to Seller at the closing pursuant to Article II hereof or be otherwise recoverable by Buyer.

     SECTION 6.6. NO PUBLIC ANNOUNCEMENT. Prior to the Closing Date, neither Seller, nor any of the Shareholders, nor Buyer will make any press release or public announcement with respect to the transactions contemplated by this Agreement, except to the extent, if any, required by law (and in no event will any such press release or public announcement be made without at least twenty-four (24) hours advance notice thereof to the other parties hereto) or except as expressly agreed to by Seller and Buyer in writing.

     SECTION 6.7. NO THIRD-PARTY NEGOTIATIONS. Neither Seller nor any of the Shareholders shall, prior to January 1, 1998, agree to sell the Purchased Assets or any portion thereof or interest therein, or any of the capital stock of Seller, to any third party or parties, or engage in any negotiations with respect thereto, unless this Agreement has been validly terminated by Seller or Buyer; provided, however, that if, after September 30, 1997, Seller presents to
       --------  -------
Buyer a proposed extension of the Bellwood Quarry Lease which has been approved by Fulton County, Georgia which represents Seller's best effort to satisfy Buyer's condition to closing with respect thereto, if all other conditions to closing hereunder to be satisfied or met by Seller have been so satisfied or met and if Buyer then refuses to close within forty-five (45) days thereafter, this Agreement shall automatically terminate, none of the parties hereto shall have any further obligations hereunder except those which expressly survive any such termination and Seller and/or the Shareholders shall thereafter be free to sell or negotiate to sell any of the Purchased Assets and/or the stock of Seller.

     SECTION 6.8. SUPPLEMENTAL DISCLOSURE. Seller and each of the Shareholders shall have the continuing obligations, up to and including the Closing Date, to give Buyer prompt written notice of any material liability of any nature, whether accrued, absolute, contingent or otherwise, which attaches to the Purchased Assets after the date of this Agreement and is not otherwise disclosed herein, and to supplement promptly or amend the Exhibits with respect to any matter hereafter arising or discovered which, if existing and known at the date of this Agreement, would have been required to be set forth or listed in the Exhibits; provided, however, that Buyer may unilaterally extend the Closing Date
          --------  -------
if necessary to allow Buyer ten (10) business days to review such supplements prior to the Closing Date.

     SECTION 6.9. DISCHARGE OF LIENS AND ENCUMBRANCES. All liens, claims, charges, security interests, pledges, assignments, or encumbrances relating to the Purchased Assets that are Monetary and not Permitted Encumbrances shall be satisfied, terminated, discharged or released by Seller or the Shareholders, as the case may be, on or prior to the Closing Date, and evidence reasonably satisfactory to Buyer and its counsel of such satisfaction, termination, discharge or release shall be delivered to Buyer at or prior to the Closing.

                                  ARTICLE VII

         POST-CLOSING COVENANTS OF BUYER, SELLER AND THE SHAREHOLDERS
         ------------------------------------------------------------

     Buyer, Seller and/or each of the Shareholders, as the context may require, hereby covenants and agrees as follows:

     SECTION 7.1. NON-COMPETITION AGREEMENT. Buyer, Seller and the Shareholders shall, as of the Closing Date, execute and deliver a Non-Competition Agreement in substantially the form as attached hereto as Exhibit 7.1, which agreement shall provide, among other terms, that Seller and the Shareholders will not compete with Buyer for a period of five (5) years following the Closing Date within the geographic areas served by the Business.

     SECTION 7.2. FURTHER ASSURANCES. Upon the reasonable request of Buyer at any time and from time to time after the Closing Date, Seller and each of the Shareholders will forthwith, at its own expense, execute and deliver such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and do all things necessary or proper, as Buyer or its counsel may reasonably request, which are needed to vest, perfect or confirm, of record or otherwise, the right, title and interest of Seller, its successors and assigns, in and to the Purchased Assets and the assignment to, and assumption by Buyer of the Contracts and the Permits to be assigned to, and assumed by Buyer pursuant to Section 3.1 hereof or otherwise to carry out the purpose of this Agreement.

     SECTION 7.3. CONFIDENTIALITY. Seller and each of the Shareholders hereby agrees that, after the Closing Date, it will treat as confidential and will not use or disclose to others or permit any of their affiliates to use or disclose to others, any documents, reports or other information concerning the Purchased Assets, or the Business theretofore conducted by Seller, or concerning Buyer, or the business, operations or affairs thereof.

     SECTION 7.4. AVAILABILITY OF EMPLOYEES AND THE SHAREHOLDERS. Each of Buyer, Seller and each of the Shareholders, respectively, will, after the Closing Date, cooperate fully in providing to the others or their designees information necessary to prosecute or defend any third-party litigation relating to operation of the Business, as well as endeavor to provide, to the extent reasonably available, the services of employees and agents of each of Buyer, Seller and each of the Shareholders, respectively, to participate in the preparation and prosecution or defense of such litigation, all at no charge to the party requesting the same other than direct reasonable out-of-pocket expenses, all of which such expenses shall be charged to such party.

     SECTION 7.5. ASPHALT PLANT SITE LICENSE. Buyer and Seller shall, as of the Closing Date, execute and deliver an asphalt plant site license (the "Asphalt Plant Site License") in substantially the form as attached as Exhibit 7.5, which shall provide, among other terms, that Contracting may occupy the asphalt plant currently located at the Rockmart Quarry for a period of one (1) year and thereafter from year to year until terminated by Buyer or Seller.

                                 ARTICLE VIII

[Intentionally omitted.]

                                  ARTICLE IX

         REPRESENTATIONS AND WARRANTIES OF SELLER AND THE SHAREHOLDERS
         -------------------------------------------------------------

     Seller and each of the Shareholders, as the context may require, represents and warrants to and covenants with Buyer and its successors and assigns (which warranties, representations and covenants, together with the other warranties, representations and covenants of Seller and the Shareholders set forth in this Agreement or contained in any exhibit hereto, or in any certificate or other document required to be delivered to Buyer by Seller or any of the Shareholders pursuant to this Agreement, shall survive the closing hereof) as follows:

     SECTION 9.1. ORGANIZATION, ETC. Seller is a corporation, duly organized, validly existing and in good standing under the laws of the State of Georgia and has the corporate power and all licenses, permits, authorizations and approvals (governmental, corporate or otherwise) necessary to own and operate its properties and to carry on the Business as it is now being conducted. Seller is qualified to do business as a foreign corporation in each state in which the nature of the property owned, used or operated by Seller, or the nature of the activities conducted by Seller, requires such qualification, except where the failure to so qualify would not have a material adverse effect on Seller or the Business.

     SECTION 9.2. AUTHORITY. Seller and each of the Shareholders has all requisite power and authority to enter into this Agreement and the agreements to be executed by Seller and each such Shareholder in connection herewith (collectively, this Agreement and such other agreements and the agreements contemplated by this Agreement to be executed by the such parties shall be referred to hereinafter as the "Acquisition Documents"), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Seller and each of the Shareholders of each of the Acquisition Documents to which it is a party has been duly and validly authorized and approved by all necessary action on the part of Seller and each such Shareholder. Each of the Acquisition

Documents to which Seller and each such Shareholder is a party is the legal, valid, and binding obligation of Seller and each such Shareholder, enforceable against him, her or it in accordance with its terms, except as enforceability may be limited by applicable equitable principles (whether applied in a proceeding at law or in equity) or by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally, to the exercise of judicial discretion in accordance with general equitable principles and to equitable defenses that may be applied to the remedy of specific performance. The execution and delivery by Seller and each of the Shareholders of each of the Acquisition Documents to which he, she or it is a party and the consummation by Seller and each such Shareholder of the transactions contemplated thereby will not (a) violate the Articles of Incorporation or Bylaws of Seller, or (b) violate any provisions of law or any order of any court or any governmental entity to which Seller is subject, or by which Seller, such Shareholder or the Purchased Assets may be bound.

     SECTION 9.3. APPROVAL. Seller, at the time of the Closing, will have taken all requisite corporate action to approve this Agreement and the transactions contemplated by this Agreement, and there shall have at the time of closing been delivered to Buyer certified copies of the resolutions duly adopted in connection therewith.

     SECTION 9.4.  GOVERNMENTAL APPROVAL AND CONSENTS.

     (a) Seller has obtained, or will obtain by the Closing Date, the Permits, which are all of the governmental or other approvals, permits, licenses, orders and authorizations required for the lawful operation of the Business and the Purchased Assets as conducted on the date of this Agreement. Exhibit 9.4 contains a true and correct list of the Permits.

     (b) Except with respect to the HSR Act compliance contemplated by Section 6.4, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required in connection with the execution, delivery, and performance of this Agreement by Seller or the consummation by Seller of the transactions contemplated hereby.

     SECTION 9.5. MACHINERY AND EQUIPMENT. Each item of the Machinery and Equipment that is currently used or useful by Seller in connection with the Business is in satisfactory operating condition and repair (normal wear and tear in relation to age excepted), is reasonably fit for the purposes for which it is presently used, and none of the Machinery and Equipment is in need of maintenance or repairs, except for maintenance and repairs, the cost of which will not vary materially from Seller's historic patterns during the 1995 and 1996 calendar years. Exhibit 1.1(a) contains a true and complete list and a description of all of the Machinery and Equipment.

     SECTION 9.6. PROPERTY AND IMPROVEMENTS. With respect to the Real Property, the Additional Property (if applicable) and the Leasehold Property:

          (a) to Seller's knowledge, no defect or condition of the Property or interest of any third party exists which impairs or could impair the current or continued use of the Property for the conduct of the Business in any material respect;

          (b) the Property, as currently used by Seller, is not in material violation of any applicable foreign, federal, state or local statute, ordinance, order, requirement, decree, law, rule or regulation (including without limitation, building or zoning laws, rules or regulations and excluding, specifically, environmental laws, rules or regulations) affecting the Property, and all material licenses, permits and approvals required in connection therewith have been obtained by Seller and are in full force and effect;

          (c) no actual notice of any violation, possible violation or threatened violation of any applicable foreign, federal, state or local statute, law, ordinance, rule, regulation, order, decree or requirement, or of any covenant, condition, restriction or easement affecting the Property or with respect to the use or occupancy of the Property, has been given to Seller by any governmental authority having jurisdiction over the Property or by any other person entitled to enforce the same;

          (d) there is not: (i) to Seller's knowledge, any intended public improvement which may involve any charge being levied or assessed or which may result in the creation of any lien upon the Property, (ii) to Seller's knowledge, any intended or proposed foreign, federal, state or local statute, ordinance, order, requirement, decree, law or regulation (including, but not limited to, zoning changes) which may adversely affect the current use of the Property, (iii) any suit, action, claim or legal, administrative, arbitration or other proceeding or governmental investigation pending or, to Seller's knowledge, threatened or contemplated against or affecting the Property, or (iv) any pending or, to Seller's knowledge, threatened condemnation or similar proceeding affecting the Property;

          (e) to Seller's knowledge, there are no encroachments onto the Property of any improvements on any adjoining property which materially interfere with the conduct of the Business as presently conducted, and no improvement on the Property necessary to the operation of the Business as presently conducted encroaches on any adjoining property in any material way;

          (f) Seller is currently materially complying with all covenants, conditions, restrictions, easements and similar matters of record affecting the Property, and, to Seller's knowledge, there are no unrecorded private restrictive covenants affecting the Property;

          (g) Except as set forth on Exhibit 1.1(e), there are no leases under which Seller is the lessor or landlord relating to any of the Property (or any portion thereof). Except for Permitted Encumbrances and except as set forth on
     Exhibit 1.1(d)(iii), Seller has not entered into any other agreements, written or oral, granting any other person or entity any rights with respect to any of the Property; and

          (h) access to each parcel of the Property is provided by publicly-dedicated and maintained streets and roads contiguous to such properties.

     SECTION 9.7. GOOD TITLE, ETC. On the Closing Date, Seller will have good and merchantable title to all of the Purchased Assets other than the Property, subject to no mortgages, pledges, liens, encumbrances or other charges other than the Permitted Encumbrances. On the Closing Date, the Purchased Assets to be conveyed to Buyer shall be free of all mortgages, pledges, liens, encumbrances or charges of any kind other than the Permitted Encumbrances.

     SECTION 9.8.  NO VIOLATION OF LAW; NO LITIGATION.  Except as disclosed on
Exhibit 9.8, and not including Environmental Matters (which are covered elsewhere in this Agreement), Seller is not in material violation of any law, rule, regulation or order of any federal, state, local or foreign governmental department, agency or instrumentality which is applicable to Seller and/or the Purchased Assets. Except as disclosed on Exhibit 9.8, and not including Environmental Matters (which are covered elsewhere in this Agreement), there is no litigation at law or in equity, no arbitration proceeding and no proceeding before any commission or other administrative or regulatory authority pending, or to the knowledge of Seller, threatened against or affecting the Purchased Assets or the Business or Seller's right to carry on such businesses as conducted on the date hereof. Seller is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality. Except as disclosed on Exhibit 9.8, and not including Environmental Matters (which are covered elsewhere in this Agreement), Seller is not presently engaged in any legal action to recover monies due to it or damages sustained by it.

     SECTION 9.9. NO ADVERSE CHANGE. Except as otherwise disclosed in this Agreement, since December 31, 1996, there has been no material adverse change in the financial condition, assets, liabilities, business (including relations with employees, dealers, distributors, suppliers and customers) or property of Seller, the prospects of the Business or the Purchased Assets, and Seller has no knowledge of any information that any such material adverse change may reasonably be expected to occur in the foreseeable future.

     SECTION 9.10. NO DISPOSITION OF ASSETS, ETC. With respect to the Business, since December 31, 1996:

          (a) Seller has not sold, and will not sell or otherwise dispose of, without the prior written consent of Buyer, any of the assets identified as the Purchased Assets hereunder;

          (b) Seller has conducted, and will, pending the Closing, conduct the Business only in the ordinary course of its businesses;

          (c) Seller has not made, and will not make, pending the Closing, any increase in the compensation due to any employee of Seller, nor has it terminated, nor will it terminate any employees, without the prior written consent of Buyer, except in the ordinary course of Seller's business and in accordance with past practices; and

          (d) Seller has not, and will not, without the prior written approval of an officer of Buyer, enter into any contract or make any commitment or otherwise purchase any item which in accordance with generally accepted accounting principles would be required to be capitalized on its balance sheet, except in the ordinary course of Seller's business and in accordance with past practices.

     SECTION 9.11. EMPLOYEES, COMPENSATION, ETC. Exhibit 9.11 contains a correct and complete list of all employees employed by Seller in the Business as of the date of this Agreement, their current remuneration, and a general description of all perquisites and fringe benefits they receive or are eligible to receive. Except as set forth on Exhibit 9.11 hereto, Seller is not a party to any agreement relating to the terms and conditions of employment, including compensation and other benefits, of present and former employees (including retirees and disabled employees), sales personnel, consultants and other agents of Seller, and the dependents or beneficiaries of any such persons, either now or formerly involved in the Business, including, without limitation, collective bargaining agreements and pension, retirement, bonus, stock option, profit-sharing, health, disability, life insurance, education or other similar employee benefit plans or arrangements (whether or not subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and whether or not currently or previously maintained by Seller) (each an "Employee Benefit Plan"). None of the agreements listed on Exhibit 9.11 hereto shall be breached by Seller's execution, delivery and performance of this Agreement and the transactions contemplated hereby. No such agreements shall:

          (a) require Buyer to recognize, bargain, negotiate or deal with any labor union or to assume any employment, compensation, fringe benefit, pension, profit-sharing or deferred compensation plan or other Employee Benefit Plan with respect to any employee or former employee (including, without limitation, retirees and disabled employees) or the dependent or beneficiary of any employee or former employee of Seller; or

          (b) obligate Buyer in any way to pay for the cost of any post-retirement health care or life insurance or other similar benefits.

There are no approved, actual or, to the knowledge of Seller, threatened claims for worker's compensation or any other employment related claim by any present or former employees, sales personnel, consultants or other agents of Seller arising out of their employment with Seller that could result in any liability of Buyer, whether or not any such employee, salesman, consultant or other agent becomes an employee of Buyer.

Neither Seller nor any member of a group of trades or businesses under common control (as defined in Internal Revenue Code Section 414 or ERISA Sections 4001(a)(14) and 4001(b)(1)) with Seller (each an "ERISA Affiliate") have at any time sponsored, contributed to, or been obligated under Title I or IV of ERISA to contribute to a "defined benefit plan" (as defined in ERISA Section 3(35)).

Neither Seller nor any ERISA Affiliate have had an "obligation to contribute" (as defined in ERISA Section 4212) to a "multiemployer plan" (as defined in ERISA Sections 4001(a)(3) and 3(37)(A)) on or after September 26, 1980.

Seller shall be responsible for complying with the requirements of Internal Revenue Code Section 4980B and Part 6 of Title I of ERISA for its employees (including those employees who are hired by Buyer on or after the Closing) and their "qualified beneficiaries" whose "qualifying event" (as such terms are defined in Internal Revenue Code Section 4980B) occurs on or prior to the Closing.

     SECTION 9.12. LABOR RELATIONS. Seller is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not engaged in any unfair labor or unfair employment practice. There is no, and during the past two (2) years, there has not been, any (a) unlawful employment practice discrimination charge relating to the Business before the Equal Employment Opportunity Commission ("EEOC") or any EEOC recognized state "referral agency" or any foreign governmental authority; (b) unfair labor practice charge or complaint against Seller before the National Labor Relations Board ("NLRB") or any foreign governmental authority relating to the Business or (c) labor strike, dispute, picketing, lockout, union organizing activity, union jurisdictional dispute, organized slowdown, work interruption or work stoppage or, to the knowledge of Seller, threatened against or involving or affecting the Business. No NLRB representation question exists respecting any employees of the Business. No grievance or arbitration proceeding relating to the Business is pending and no written claim therefore exists. There is no collective bargaining agreement relating to the Business which is binding upon Seller.

     SECTION 9.13. EMPLOYMENT CLAIMS. Except as set forth in Exhibit 9.13, there are presently no workers compensation claims or employment discrimination claims pending against Seller with respect to employees of the Business. To Seller's knowledge, except as described on Exhibit 9.13, with respect to Seller, there are no pending or threatened claims, investigations, charges, citations, hearings, consent decrees, or litigation concerning wages, compensation, bonuses, commissions, awards, or payroll deductions; equal employment or human rights violations regarding race, color, religion, sex, national origin, age, handicap, veteran's status, marital status, disability, or any other recognized class, status, or attribute under any federal, state, local or foreign equal employment law prohibiting discrimination; representation petitions or unfair labor practices; grievances or arbitrations pursuant to current or expired collective bargaining agreements; occupational safety and health; workers' compensation; wrongful termination, negligent hiring, invasion of privacy or defamation; immigration or any other claim based on the employment relationship or termination of the employment relationship (collectively, "Labor Claims").

     SECTION 9.14. CONTRACTS AND COMMITMENTS. Exhibits 1.1(e) and 9.11 together contain a true and complete list and brief description of the Contracts, which constitute all written or oral contracts, agreements and other instruments to which Seller is now a party. Seller has in all respects performed all the obligations required to be performed by it to date and is not in default or alleged to be in default in any respect under any of the Contracts, and there exists no event, condition or occurrence which after notices or lapse of time, or both, would constitute such a default by Seller of any of the Contracts. Each of the Contracts is in full force and effect in accordance with its terms. Seller has furnished or made available to Buyer true and correct copies of all documents described in Exhibits 1.1(d)(iii) and 9.11.

     SECTION 9.15. FINANCIAL STATEMENTS. (a) Except as disclosed on the Accountants' Report attached hereto as Exhibit 9.15, the financial statements of Seller previously delivered by Seller to Buyer present fairly the financial position of Seller as of the dates of such financial statements, and cash flow, the results of the operations, changes in retained earnings and changes in financial position of Seller for periods then ended, respectively.

     (b) Seller has not used any improper accounting practice for the purpose of incorrectly reflecting on such financial statements or in its books of account, or for the purpose of not reflecting on such financial statements or in its books of account, any of its assets, liabilities, revenues or expenses.

     SECTION 9.16. NO UNDISCLOSED LIABILITIES. As of the date hereof, Seller does not have, and as of the Closing Date Seller will not have, any material liability of any nature, whether accrued, absolute, contingent or otherwise, relating to the Purchased Assets and not disclosed in this Agreement, the Exhibits hereto or any certificate, document, instrument, list or information required to be furnished by Seller pursuant to this Agreement.

     SECTION 9.17. TAX MATTERS. For all periods prior to the date of this Agreement and through the Closing Date:

          (a) all federal, state, local and foreign tax returns, or other fiscal contribution returns, and tax reports required to be filed by Seller have been, or will be, timely filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed and all of the foregoing are true, correct and complete;

          (b) all federal, state, local and foreign income, value-added, profits, franchise, manufacturer's excise, sales, use, occupation, property, excise, highway use and other taxes or other fiscal contributions (including interest, surcharge, fines and penalties) due from Seller have been, or will be, fully paid or adequate provisions made therefor;

          (c) no issues have been raised or proposed with respect to any tax return or other fiscal contribution returns of Seller;

          (d) the Purchased Assets will be transferred free and clear of all liens, security interests and encumbrances securing any taxes (other than liens for real estate taxes not yet due and payable), including all penalties and interest assessed with respect thereto; and

          (e) each parcel of the Property is a separate and complete tax parcel for real estate tax purposes.

     SECTION 9.18.  EMPLOYEE TAXES, ETC.  With respect to the Business of
Seller:

          (a) proper and accurate amounts have been, or will be, withheld by Seller from its employees for all periods prior to the Closing Date in compliance with the tax withholding provisions of applicable federal, foreign, state and local laws;

          (b) proper and accurate federal, foreign, state and local returns have been, or will be, filed by Seller for all periods for which returns were due with respect to employee income tax withholding, social security and unemployment taxes, and the amounts shown thereon to be due and payable have been paid in full or adequate provisions therefor included in Seller's financial statements; and

          (c) to the knowledge of Seller, hours worked by and payments made to the respective employees of Seller have not been in violation of the Fair Labor Standards Act or any other applicable laws of the United States, any state, or any other jurisdiction dealing with such matters.

     SECTION 9.19. INSURANCE. With respect to the Business, Seller has in force all policies of insurance described in Exhibit 9.19, which policies provide adequate insurance with respect to all risks normally insured against by companies similarly situated, and it will have in force on the Closing Date policies of insurance of the same character and coverage as those so described in Exhibit 9.19. Seller will promptly notify Buyer in writing of any changes in such insurance coverage occurring prior to the Closing. Seller is to be reimbursed by Buyer at the Closing for any insurance premiums paid by Seller and referable to periods following the Closing. During the 1995 and 1996 calendar years, Seller has not been refused any insurance with respect to the Purchased Assets by any insurance carrier to which it has applied for insurance or with which it has carried insurance. There are no outstanding requirements or recommendations by any current insurer or insurance underwriter with respect to the Purchased Assets which require or recommend any repairs or other work to be done with respect to any of the Purchased Assets. Exhibit 9.19 contains a true and correct list of each insurance policy of Seller related to the Purchased Assets.

     SECTION 9.20. OWNERSHIP OF ESSENTIAL ASSETS; PRESENCE OF ESSENTIAL ASSETS. With respect to the Business, there is no material asset used by Seller in the conduct of the Business or without which the Business could not be conducted as presently conducted which is not either owned by Seller or leased to Seller, or over which Seller has a beneficial interest or a legal right of use, under any of the Contracts, except as otherwise disclosed in this Agreement. All such assets owned or used by Seller in the Business are encompassed within the Purchased Assets, and are on the date hereof, and on the Closing Date will be, in substantially the same operating condition and repair as on the Inspection Date, ordinary wear and tear excepted or, if not in such operating condition on the Inspection Date, then repaired to Buyer's reasonable satisfaction.

     SECTION 9.21.  ENVIRONMENTAL LAWS AND REGULATIONS.  Except as set forth in
Exhibit 9.21:

          (a) There is no Environmental Litigation (or, to Seller's knowledge, any litigation against any person whose liability, or any portion thereof, for Environmental Matters or under any Environmental Laws Seller or any of the Shareholders has or may have retained or assumed contractually or by operation of law) pending or, to Seller's knowledge, threatened with respect to (i) the ownership, use, condition or operation of the Business or the Purchased Assets, or (ii) any violation or alleged violation of or liability or alleged liability under any Environmental Law or any order related to Environmental Matters. To Seller's knowledge, there have been no violations of any (A) Environmental Law, or (B) order related to Environmental Matters, with respect to the ownership, use, condition or operation of the Business or the Purchased Assets which would have a material adverse effect on the Business or the Purchased Assets. Except as disclosed in Exhibit 9.21 to Seller's knowledge, there are no existing violations of any (I) Environmental Law, or (II) order related to Environmental Matters, with respect to the ownership, use, condition or operation of the Business or the Purchased Assets. To Seller's knowledge, there have been no past actions, activities, circumstances, conditions, events or incidents, including, without limitation, any Environmental Matter, which would likely form the basis of any (a) Environmental Litigation against Seller or any of the Shareholders, or (b) litigation against any person whose liability (or any portion thereof) for Environmental Matters or under any Environmental Laws Seller has retained or assumed contractually or by operation of law which would have a material adverse effect on the Business or the Purchased Assets. Except as disclosed in Exhibit 9.21, to Seller's knowledge, there are no present actions, activities, circumstances, conditions, events or incidents, including, without limitation, any Environmental Matter, which would likely form the basis of any (1) Environmental Litigation against Seller or any of the Shareholders, or (2) litigation against any person whose liability (or any portion thereof) for Environmental Matters or under any Environmental Laws Seller has retained or assumed contractually or by operation of law. Except where any such use complied with applicable statutes, regulations, ordinances or permits, Seller has not used any of the Purchased Assets or any part thereof for the handling, treatment, storage, or disposal of any Hazardous Substances. The disclosure of facts set forth in Exhibit 9.21 shall not relieve Seller or any of the Shareholders of any of their obligations under this Agreement, specifically including, without limitation, the obligation to indemnify Buyer as set forth in Article XI hereof.

          (b) To Seller's knowledge, except as allowed by applicable environmental statutes, regulations, ordinances or permits, no material release, discharge, spillage or disposal of any Hazardous Substances has occurred or is occurring at any of the Property or any part thereof while or before the Property was owned, leased, operated, or managed, directly or indirectly, by Seller.

          (c) To Seller's knowledge, except as allowed by applicable environmental statutes, regulations, ordinances or permits, no soil or water in, under or adjacent to any portion of the Property has been contaminated by any Hazardous Substance while or before such assets or premises were owned, leased, operated or managed, directly or indirectly, by Seller except where any such contamination is not material.

          (d) All waste containing any Hazardous Substances generated, used, handled, stored, treated or disposed of (directly or indirectly) by Seller has been released or disposed of in material compliance with all applicable reporting requirements under any Environmental Laws and there is no pending Environmental Litigation with respect to any such release or disposal.

          (e) To Seller's knowledge, all underground tanks and other underground storage facilities located at any portion of the Property are listed, together with the capacity and contents of each such tank or facility, in
     Exhibit 9.21. To Seller's knowledge, none of such underground tanks or facilities is leaking or has leaked.

          (f) To Seller's knowledge, all hazardous waste has been removed from the Property.

          (g) Seller has complied in all material respects with all applicable reporting requirements under all Environmental Laws concerning the disposal or release of Hazardous Substances and Seller has not made any such reports concerning any portion of the Property or concerning the operations or activities of Seller.

          (h) To Seller's knowledge, no portion of the Property contains any friable asbestos-containing materials.

          (i) Without limiting the generality of any of the foregoing, (i) all on-site and off-site locations where Seller has stored, disposed of or arranged for the disposal of Hazardous Substances where the storage or disposal of such Hazardous Substances is regulated by Environmental Law are identified in Exhibit 9.21, and (ii) to Seller's knowledge, no polychlorinated biphenyls (PCBs) are used or stored on or in any portion of the Property.

          (j) Exhibit 9.21 contains a correct and complete list of all environmental site assessments and other studies obtained by Seller relating to the investigation of the possibility of the presence or existence of any Environmental Matter with respect to Seller, the Business or the Purchased Assets, and Seller has previously delivered to Buyer, or provided Buyer an opportunity to review, a correct and complete copy of each such assessment and study.

     SECTION 9.22. NO UNTRUE STATEMENTS. Neither this Agreement, nor any certificate, exhibit, or other instrument or list or information required to be furnished by Seller pursuant to this Agreement, contains, or will contain, any untrue statement of a material fact or omits, or will omit, to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

     SECTION 9.23. RELIANCE. All documents, records and other information attached as Exhibits hereto have been prepared by Seller and furnished to Buyer or Buyer's representatives by Seller, and fairly, accurately and completely present (in a manner consistent with prior periods) the matters purported to be presented therein. Seller acknowledges that such documents were furnished at the request of Buyer or Buyer's representatives, and that such documents, records and other information have been relied upon by Buyer or Buyer's representatives (to the extent of representations and warranties of Seller set forth in the preceding sentence) as an inducement to the execution and delivery of this Agreement.

     SECTION 9.24. CONFIDENTIAL MATERIAL. Seller will deliver to Buyer on the Closing Date copies owned or used by Seller of all documents and other materials (which shall have been previously shared with Buyer) which Seller reasonably believes to be both confidential and reasonably appropriate for the operation of the Business conducted by Seller through the use of the Purchased Assets.

     SECTION 9.25. NO UNDUE INFLUENCE. Seller has not, directly or indirectly, made any payments to or entered into any transactions with any person as an inducement to such person (or to induce such person to influence another person) to take action deemed to be to the advantage of Seller in such person's official position with a governmental authority, or in such person's position with any other business entity, nor has Seller directly or indirectly made any other payment to any person or entity that was contrary to any law or regulation of any such governmental authority.

     SECTION 9.26. NO MATERIALLY ADVERSE CONTRACTS. Seller has provided to Buyer true, correct and complete copies of all material contracts related to the Business and the Purchased Assets which are to be assumed by Buyer pursuant to this Agreement and might materially and adversely affect the properties or prospects of or the conduct after the closing by Buyer of the Business. No commitments for the purchase of raw materials to be assumed by Buyer are in excess of normal requirements of the Business or at an excessive price.

     SECTION 9.27. REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS. Each of the Shareholders represents and warrants to Buyer as of the date hereof and as of the Closing Date as follows:

          (a) Such Shareholder owns of record and has sole voting power over the shares of capital stock of Seller set forth by such Shareholder's name on Exhibit A. Such Shareholder has authorized and approved the performance by Seller of its obligations under this Agreement. All of the information regarding such Shareholder set forth on Exhibit A is true and accurate.

          (b) Such Shareholder has the right, power, legal capacity and authority to enter into and perform such Shareholder's obligations under this Agreement. This Agreement is a valid obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms.

          (c) Such Shareholder has carefully read this Agreement and, to the extent he, she or it believes necessary, has discussed the representations, warranties and agreements which he, she or it makes by signing this Agreement with his, her or its counsel and counsel for the Buyer.

          (d) Such Shareholder is acquiring the Stock Consideration for his, her or its own account, with the intention of holding the Stock Consideration for investment, with no present intention of dividing or allowing others to participate in this investment or of reselling or otherwise participating, directly or indirectly, in a distribution of the Stock Consideration.

          (e) Such Shareholder is familiar with the business in which Buyer will be engaged, and based upon his knowledge and experience in financial and business matters, such Shareholder is familiar with the investments of the sort which he is undertaking herein; Shareholder is fully aware of the problems and risks involved in making an investment of this type; and is capable of evaluating the merits and risks of this transaction.

          (f) This investment is in accord with the nature and size of such Shareholder's present investments and net worth, and such Shareholder is financially able to bear the economic risk of this investment, including the ability to afford holding the Stock Consideration for an indefinite period or to afford a complete loss of this investment.

          (g) Such Shareholder has been represented by such counsel and advisers, each of whom has been previously selected by such Shareholder, as such Shareholder has found necessary to consult concerning this Agreement and the Stock Consideration to be issued pursuant to this Agreement. Such Shareholder and his, her or its counsel and advisers have been provided with such financial and other information concerning Buyer (including all reports, proxy statements and registration statements filed by Buyer with the Securities and Exchange Commission on or after January 1, 1997, and Buyer's annual reports to shareholders and filings on Form 10-K for Buyer's fiscal years ended December 31, 1995 and December 31, 1996) as such persons have deemed relevant with respect to such Shareholder's investment decision relating to the Stock Consideration issued hereunder (the "Purchaser Disclosure Information"). He, she or it understands that this Agreement, along with all of the Purchaser Disclosure Information, is an integral part of the Purchaser Disclosure Information, and he, she or it has read this Agreement (including its Exhibits and Schedules) and understands the consequences of the transactions contemplated hereby. He, she or it has had a reasonable opportunity to discuss Buyer's business, management and financial affairs with Buyer's management, and he, she or it has received satisfactory responses from management of Buyer to such inquiries.

     SECTION 9.28. BROKERS AND FINDERS. Neither Seller, nor any affiliate of Seller, nor any of the Shareholders has incurred any obligation or liability to any party for any brokerage fees, agent's commissions or finder's fees in connection with the transactions contemplated hereby.

     SECTION 9.29.  INTELLECTUAL PROPERTY.  To Seller's knowledge:

          (a) Exhibit 9.29 contains a correct and complete list of all registered patents, trademarks, trade names and copyrights owned or used by Seller, containing a brief description of each such item of Intellectual Property and the nature of Seller's interest therein. The Purchased Assets include and, upon the purchase of those assets, Buyer will own or have the right to use all patents, designs, art work, designs-in-progress, formulations, know-how, inventions, trademarks, trade names, trade styles, service marks, copyrights, manufacturing processes, and confidential or proprietary information necessary for the conduct of the Business as presently conducted, except for intellectual property which relates solely to the Retained Assets.

          (b) No claim is pending or, to Seller's knowledge, threatened, and Seller has not received notice that the conduct of the Business (including, without limitation, Seller's use of any Intellectual Property) infringes upon or conflicts with any rights claimed therein by any third party, nor to Seller's knowledge is there any unasserted claim the assertion of which is probable. No use by Seller of any Intellectual Property licensed to it violates the terms of any agreement pursuant to which it is licensed. No claim is pending, or, to Seller's knowledge, threatened, which alleges that any Intellectual Property owned or licensed by Seller or which Seller otherwise has the right to use is invalid or unenforceable by Seller, nor to Seller's knowledge is there any such claim that is unasserted, but the assertion of which is probable. Except as set forth on Exhibit 9.29, Seller does not manufacture products which are the subject of patents, patent applications, copyrights, copyright applications, trademarks, trademark applications, trade styles, service marks, or trade secrets owned by or licensed from third parties. Except as shown on Exhibit 9.29, no royalties or fees are payable by Seller to anyone for use of the Intellectual Property. True, correct, and complete copies of all agreements pursuant to which Seller has any license or right to use any Intellectual Property have been delivered to Buyer or made available for Buyer to review. Seller has not received any notice that the manufacture, use, or sale by Seller of its products, or any component or part thereof, nor any manufacturing operation employed by Seller, violates or infringes upon any claims of any United States or foreign patent or patent application owned or held by any third party, nor to Seller's knowledge is there any unasserted claim the assertion of which is probable.

                                   ARTICLE X

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

     Buyer represents and warrants to Seller and the Shareholders as follows:

     SECTION 10.1. ORGANIZATION, ETC. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey.

     SECTION 10.2. AUTHORITY. Buyer has all requisite power and authority to enter into this Agreement and the other Acquisition Documents to be executed by Buyer in connection herewith and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Buyer of each of the Acquisition Documents to which it is a party has been duly and validly authorized and approved by all necessary action on the part of Buyer. Each of the Acquisition Documents to which Buyer is a party is the legal, valid, and binding obligation of Buyer, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable equitable principles (whether applied in a proceeding at law or in equity) or by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally, to the exercise of judicial discretion in accordance with general equitable principles and to equitable defenses that may be applied to the remedy of specific performance. The execution and delivery by Buyer of each of the Acquisition Documents to which it is a party and the consummation by Buyer of the transactions contemplated thereby will not (a) violate the Articles of Incorporation or Bylaws of Buyer, or (b) violate any provisions of law or any order of any court or any governmental entity to which Buyer is subject, or by which Buyer may be bound.

     SECTION 10.3. APPROVAL. Buyer, at the time of the Closing, will have taken all requisite corporate action to approve this Agreement and the transactions contemplated by this Agreement, and there shall have at the time of Closing been delivered to Seller and the Shareholders certified copies of the resolutions duly adopted in connection therewith.

     SECTION 10.4. GOVERNMENTAL APPROVAL AND CONSENTS. Except with respect to the HSR Act compliance contemplated by Section 6.4, no consent, approval, or authorization of or declaration, filing, or registration with any governmental or regulatory authority is required in connection with the execution, delivery, and performance of this Agreement by Buyer or the consummation by Buyer of the transactions contemplated hereby.

     SECTION 10.5. NO LITIGATION. There is no litigation at law or in equity, no arbitration proceeding and no proceeding before any commission or other administrative authority pending or, to the knowledge of Buyer, threatened which affects, or which may affect Buyer's right to carry on the Business as conducted on the date hereof, or Buyer's right to perform this Agreement in accordance with its terms.

     SECTION 10.6. NO UNTRUE STATEMENTS. Neither this Agreement, nor any certificate, exhibit, or other instrument or list or information required to be furnished by Buyer pursuant to this Agreement, contains, or will contain, any untrue statement of a material fact or omits, or will omit, to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

     SECTION 10.7. BUYER'S CAPITALIZATION. As of April 30, 1997, Buyer's authorized capital stock consists solely of: (a) 160,000,000 shares of voting common stock, of which 33,782,493 shares were issued and outstanding and 12,791,103 shares were held in treasury, and (b) 5,000,000 shares of preference stock, of which no shares are currently issued and outstanding and no shares are held in treasury. There are no outstanding securities of Buyer convertible into or exchangeable for shares of Buyer's capital stock. Since May 16, 1997, Buyer has not declared any dividend or other distribution to any shareholder.

     SECTION 10.8. BROKERS AND FINDERS. Buyer has not incurred any obligation or liability to any party for any brokerage fees, agent's commissions or finder's fees in connection with the transactions contemplated hereby.

     SECTION 10.9. PURCHASE PRICE. The Purchase Price consists of fully-paid, validly-issued, non-assessable Buyer's Common Stock, which has been registered under the Securities Act, pursuant to a registration statement on Form S-3, and all other applicable securities laws which has been listed on the NYSE, and which is without restrictions of any kind on sale or other disposition.

                                  ARTICLE XI

                  SURVIVAL; INDEMNIFICATION; RELATED MATTERS
                  ------------------------------------------

     SECTION 11.1.  SURVIVAL.

     (a) The representations and warranties of Seller and the Shareholders contained in this Agreement shall survive the date of this Agreement, the Closing Date and the consummation of the transactions contemplated by this Agreement until the third (3rd) anniversary of the Closing Date, except for (i) the representations and warranties contained in Sections 9.17 and 9.18, which shall survive until the expiration of the applicable statute of limitations, and
(ii) the representations and warranties contained in Sections 9.1, 9.2, 9.3, 9.4, 9.7 and 9.27, which shall survive without limitation as to time. The covenants and agreements of Seller and the Shareholders contained in this Agreement, except as expressly provided herein, shall survive the Closing without limitation as to time.

     (b) The representations and warranties of Buyer contained in this Agreement shall survive the date of this Agreement, the Closing Date and the consummation of the transactions contemplated by this Agreement until the third (3rd) anniversary of the Closing Date, except for the representations and warranties contained in Sections 10.1, 10.2, 10.3, 10.4 and 10.7, which shall survive without limitation as to time. The covenants and agreements of Buyer contained in this Agreement shall survive the Closing without limitation as to time.

     (c) Notwithstanding any provision of this Agreement to the contrary, to preserve any claim for the untruth, inaccuracy, incompleteness or breach, as the case may be, of any such representation or warranty, the party claiming the same shall be obligated to notify the party(ies) claimed against in writing of any such event, or facts that may give rise to such event, before termination of such representation or warranty; otherwise, such party's claim shall be forever barred.

     SECTION 11.2.  INDEMNIFICATION.

     (a) From and after the Closing Date, Seller and the Shareholders, shall indemnify, defend and hold harmless Buyer and its successors and assigns from, against and in respect of all liabilities, losses, diminution in value, damages, amounts paid in settlement, costs or expenses, including, without limitation, court costs and reasonable attorneys' fees, arising out of any actions, suits, claims, judgments, orders or proceedings

("Adverse Consequences") which Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, relating to or caused by (i) the untruth, inaccuracy or incompleteness of any representation, or breach of any warranty, of Seller or any of the Shareholders contained in this Agreement, or the failure by Seller or any of the Shareholders to perform any of his, her or its covenants or obligations hereunder, (ii) the Retained Assets and/or the Excluded Liabilities, (iii) the failure to comply with any "bulk sales" or similar laws applicable to the transactions contemplated by this Agreement; or (iv) until the third (3rd) anniversary of the Closing Date, but expressly subject to Section 11.2(i), any Environmental Liability which existed on the Real Property, the Additional Property (if applicable) or the Leasehold Property, or otherwise existed with respect to the Purchased Assets or the Business, as of the Closing Date; provided, however, that only several liability shall apply to Adverse
--------  -------
Consequences with respect to any representation, warranty, covenant or obligation of any of the Shareholders; and provided further that Seller and the
                                           -------- -------
Shareholders shall not have any obligation to indemnify Buyer from, against or in respect of any Adverse Consequences resulting from, arising out of, relating to or caused by the untruth, inaccuracy, incompleteness or breach, as the case may be, of any of the representations or warranties contained in Sections 9.5 through 9.10, Sections 9.14 through 9.16 or Sections 9.19 through 9.29 hereof, or any Environmental Liability pursuant to clause (iv) above, (A) until Buyer has suffered Adverse Consequences by reason of all such untruths, inaccuracies, incompleteness or breaches, or Environmental Liability, as the case may be, in excess of a $100,000.00 aggregate deductible, which amount Buyer shall be required to pay or absorb before seeking indemnification hereunder (the "Basket"), or (B) except as provided to the contrary in Section 11.2(i), to the extent the Adverse Consequences suffered by Buyer by reason of all such untruths, inaccuracies, incompleteness or breaches, or Environmental Liability, as the case may be, exceed $1,100,000.00 (the "Cap"); provided, however, that
                                                      --------  -------
Buyer agrees to give Seller and the Shareholders prompt written notice of any such untruth, inaccuracy, incompleteness, breach or failure, as the case may be, of which Buyer obtains actual knowledge prior to the Closing Date. The provisions of this Section 11.2 are the sole and exclusive remedy of Buyer with respect to Adverse Consequences hereunder.

     (b) From and after the Closing Date, Buyer shall indemnify, defend and hold harmless Seller and the Shareholders and their respective successors and assigns from, against and in respect of any Adverse Consequences that Seller or any of the Shareholders shall suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to or caused by (i) the untruth, inaccuracy or incompleteness of any of the representations of Buyer contained in this Agreement, (ii) the breach of any warranty of Buyer contained in this Agreement, or (iii) the failure by Buyer to perform any of its covenants or obligations hereunder.

     (c) A party seeking indemnification pursuant to this Section 11.2 (the "Indemnified Party") shall give prompt notice to the party from whom such indemnification is sought (the "Indemnifying Party") in the event that any person not a party to this Agreement shall make any demand or claim, or file or threaten to file any lawsuit (a "Third-Party Claim"), which Third-Party Claim may cause liability to the Indemnifying Party pursuant to the indemnification provisions of this Agreement. In any such event, the Indemnifying Party shall have the right, exercisable by notice to the Indemnified Party within twenty (20) days after notice by the Indemnified Party to the Indemnifying Party of the commencement or assertion of such Third-Party Claim, to retain counsel (which counsel shall be reasonably acceptable to the Indemnified Party), at the cost and expense of the Indemnifying Party, to defend any such Third-Party Claim. The Indemnified Party shall be permitted to employ separate counsel and to participate in the defense of such Third-Party Claim, but the fees and expenses of such counsel shall be borne by the Indemnified Party. In the event that the Indemnifying Party shall fail to respond within twenty (20) days after receipt of notice from the Indemnified Party of the commencement or assertion of any such Third-Party Claim, then the Indemnified Party shall retain counsel and conduct the defense of such Third-Party Claim as it may in its discretion deem proper, at the cost and expense of the Indemnifying Party.

     (d) Unless and until an Indemnifying Party assumes the defense of a Third-Party Claim as provided in Section 11.2(c), or in the event the Indemnifying Party ceases to diligently conduct such defense, the Indemnified Party may defend against the Third-Party Claim in any manner it may reasonably deem appropriate.

     (e) The Indemnifying Party, if it shall have assumed the defense of any Third-Party Claim, shall not have the right to consent to the entry of judgment with respect to, or otherwise settle such Third-Party Claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed), unless the judgment or proposed settlement involves only the payment of money damages and does not impose an injunction or other equitable relief upon the Indemnified Party. In no event will the Indemnified Party consent to the entry of any judgment with respect to, or otherwise settle any such Third-Party Claim without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

     (f) The parties hereto shall cooperate in the defense of any Third-Party Claim and shall furnish such records, information and testimony, and attend at such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith.

     (g) Any indemnification payment hereunder with respect to any Adverse Consequences will be an amount which is sufficient to compensate the Indemnified Party for the amount of such Adverse Consequences, after taking into account all decreases in federal, state, local, or foreign taxes payable by the Indemnified Party or any other tax benefit accruing to the Indemnified Party as a result of the Adverse Consequences.

     (h) If an Indemnifying Party timely assumes the defense of a Third-Party Claim as provided in Section 11.2(c), the Indemnified Party will not be entitled to any reimbursement by the Indemnifying Party in respect of expenses incurred by the Indemnified Party.

     (i) Notwithstanding anything contained herein to the contrary, from and after the Closing Date (and, for any Adverse Consequences suffered by Buyer prior to the third (3rd) anniversary of the Closing Date, after Buyer has absorbed or paid the Basket and Seller and the Shareholders have indemnified Buyer up to the amount of the Cap, it being mutually agreed and understood that, for any Adverse Consequences constituting Environmental Liability suffered prior to the third (3rd) anniversary of the Closing Date, Buyer shall be liable therefor up to the amount of the Basket and Seller and the Shareholders shall be liable therefor up to the amount of the Cap less the amount of the Basket),
                                            ----
Seller and the Shareholders shall severally indemnify, defend and hold harmless Buyer and its successors and assigns from, against and in respect of fifty percent (50%) of any Adverse Consequences, including, but not limited to, any and all amounts paid by Buyer for investigatory costs, assessment costs, clean-up costs, removal costs, remedial costs, governmental response costs, damages to natural resources or other property, personal injuries, fines or penalties, to the extent that the same arise out of, are based upon, or result from, both (i) the enforcement of CERCLA, RCRA, the Georgia Hazardous Waste Management Act, O.C.G.A. (S)(S)12-8-60 et seq., or the Georgia Hazardous Sites Response Act,
                       ------
O.C.G.A. (s)(s)12-8-90 et seq., and rules and regulations promulgated
                       ------
thereunder, by the United States Environmental Protection Agency, the Georgia Environmental Protection Department, the successors or assigns of either or any third party having enforcement rights under such laws, and (ii) the presence, disposal, release or threatened release into the environment of any Hazardous Substance which existed as of the Closing Date on the Real Property, the Additional Property (if applicable) or the Leasehold Property. The obligations of the Seller and the Shareholders under this Subparagraph 11.2(i) shall not be limited by the Basket, the Cap or by any survival period.

                                  ARTICLE XII

                   CONDITIONS TO CLOSING APPLICABLE TO BUYER
                   -----------------------------------------

     The obligations of Buyer hereunder (including, without limitation, the obligation of Buyer to close the transactions and consummate the purchase herein contemplated) are subject to the following conditions precedent:

     SECTION 12.1. CORRECTNESS OF WARRANTIES, ETC. All warranties and representations made by Seller or any of the Shareholders herein, in any of the other Acquisition Documents, or in any Exhibit or in any list or information required to be delivered pursuant hereto shall be true and correct in all material respects on and as of the Closing Date, with the same effect as if such warranties and representations had been made on and as of the Closing Date, and Seller and each of the Shareholders shall have, in all material respects, performed and complied with all agreements, covenants and conditions on his, her or its parts required to be performed or complied with on or prior to the Closing Date, and at the Closing, Buyer shall have received a certificate executed by an officer of Seller and each of the Shareholders to the foregoing effects.

     SECTION 12.2. NO UNDISCLOSED LIABILITIES, ETC. On the Closing Date, Seller shall not have any material liability of any nature, whether accrued, absolute, contingent or otherwise, relating to the Purchased Assets and not disclosed in this Agreement, the Exhibits hereto or any certificate, document, instrument, list or information required to be furnished by Seller pursuant to this Agreement.

     SECTION 12.3. NO PROCEEDINGS. No proceeding or formal investigation shall have been commenced by any governmental or regulatory agency or by any other person or entity with respect to any of the transactions contemplated by this Agreement.

     SECTION 12.4. SATISFACTION OF BUYER AND ITS COUNSEL. All proceedings to be taken in connection with the consummation of the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Buyer and its counsel, and Buyer and its counsel shall have received copies of such documents as its counsel may reasonably request in connection with said transactions.

     SECTION 12.5. OPINION OF COUNSEL. At the closing, there shall be delivered to Buyer the written opinion of Kilpatrick Stockton LLP, counsel for Seller, dated the Closing Date, substantially in the form annexed hereto as
Exhibit 12.5. Such opinion shall be acceptable to Buyer and its counsel.

     SECTION 12.6. CONSENTS. All consents required by Section 6.4 including, without limitation, compliance with the HSR Act, shall have been obtained on or before the Closing Date.

     SECTION 12.7. RESERVES. Buyer shall have confirmed, to its reasonable satisfaction, that the quantity, quality and mineralogy of the reserves on the Real Property, the Additional Property (if applicable) and the Leasehold Property are adequate for the operation of the Business after the Closing Date.

     SECTION 12.8. ENVIRONMENTAL AND LAND USE. Buyer shall have confirmed, to its reasonable satisfaction, that the environmental and land use (including, without limitation, zoning and permitting) status of the Real Property, the Additional Property (if applicable) and the Leasehold Property are legally sufficient to allow Buyer to operate the Business after the Closing Date.

     SECTION 12.9. DELIVERIES. Seller should have made all deliveries to Buyer required by Section 5.1.

     SECTION 12.10. EXTENSION OF BELLWOOD QUARRY LEASE. Seller shall have entered into an extension of the Bellwood Quarry Lease with Fulton County, Georgia for a period of time, and otherwise upon terms and conditions, acceptable to Buyer in its sole and absolute discretion. Seller shall have deposited $150,000 in the Residential Neighborhood Claim Fund established pursuant to Paragraph 16 of the Bellwood Quarry Lease and Seller shall have appointed as a Trustee of such Fund the individual chosen by Buyer pursuant to Seller's appointment power under such Paragraph 16.

     SECTION 12.11. ESTOPPEL CERTIFICATES. Seller shall have delivered to Buyer estoppel certificates from the landlords or lessors under the Bellwood Quarry Lease and the Rockmart Quarry Lease covering such matters as Buyer shall reasonably request.

                                 ARTICLE XIII

        CONDITIONS TO CLOSING APPLICABLE TO SELLER AND THE SHAREHOLDERS
        ---------------------------------------------------------------

     The obligations of Seller and each of the Shareholders hereunder (including, without limitation, the obligation to close the transactions herein contemplated) are subject to the following conditions precedent:

     SECTION 13.1. CORRECTNESS OF WARRANTIES, ETC. All warranties and representations made by Buyer herein, in any of the other Acquisition Documents, in any Exhibit or in any list or information required to be delivered pursuant hereto shall be true and correct in all material respects on and as of the Closing Date, with the same effect as if such warranties and representations had been made on and as of the Closing Date, and Buyer shall have, in all material respects, performed and complied with all agreements, covenants and conditions on its part required to be performed or complied with on or prior to the Closing Date, and at the Closing, Seller and the Shareholders shall have received a certificate executed by an officer of Buyer to the foregoing effects.

     SECTION 13.2. NO PROCEEDINGS. No proceeding or formal investigation shall have been commenced by any governmental or regulatory agency or by any other person or entity with respect to any of the transactions contemplated in this Agreement.

     SECTION 13.3. SATISFACTION OF SELLER AND ITS COUNSEL. All proceedings to be taken in connection with the consummation of the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Seller and its counsel, and Seller and its counsel shall have received copies of such documents as its counsel may reasonably request in connection with said transactions.

     SECTION 13.4. OPINION OF COUNSEL TO BUYER. At the Closing, there shall be delivered to Seller the written opinion of Alston & Bird LLP, counsel for Buyer, dated the Closing Date, substantially in the form attached hereto as Exhibit
13.4. Such opinion shall be acceptable to Seller and its counsel.

                                  ARTICLE XIV

                                BULK SALES LAWS
                                ---------------

     Seller hereby represents and warrants that, on the Closing Date, the fair market value of Seller's assets, or the value thereof on the books of Seller, whichever is the lesser amount, exceeds the total amount of Seller's liabilities, and that the proceeds to Seller from the sale of the Purchased Assets contemplated in this Agreement will be applied first to the debts of Seller associated with or related to such Purchased Assets. In consideration of such representation and warranty by Seller, Buyer hereby waives any compliance with the bulk sales law of any state or other jurisdiction which might be applicable to the transactions contemplated in this Agreement, subject to the agreement that nothing in this Article XIV shall estop or prevent Buyer from asserting as a bar or defense to any action or proceeding brought under that law that it is not applicable to the sale contemplated under this Agreement; provided, however, that Seller and each of the Shareholders shall indemnify and
--------  -------
hold harmless Buyer with respect to any and all liability which may arise as a result of the application of any such bulk sales law, the intent of this provision being that Seller will maintain Buyer in such financial condition as would have resulted had such compliance taken place.

                                  ARTICLE XV

                                 MISCELLANEOUS
                                 -------------

     SECTION 15.1.  TERMINATION OF AGREEMENT.

     (a)  This Agreement may be terminated:

          (i)   by the mutual consent of the Seller, the Shareholders and Buyer;

          (ii) by Buyer, on the one hand, or Seller and the Shareholders, on the other, in the event of the material untruth, inaccuracy, incompleteness or breach, as the case may be, of any representation or warranty made by the other party in this Agreement which cannot be or has not been corrected or cured within thirty (30) days after the giving of written notice to the party making such representation or warranty of such untruth, inaccuracy, incompleteness or breach, as the case may be; or

          (iii) by Buyer, on the one hand, and Seller and the Shareholders, on the other, in the event of a material breach by the other party of any covenant or agreement contained in this Agreement which cannot be and has not been cured within thirty (30) days after the giving of written notice to the breaching party of such breach; or

          (iv) by Buyer, on the one hand, and Seller and the Shareholders, on the other, in the event any governmental or regulatory approval required for the consummation of the transactions contemplated hereby shall have been denied by final nonappealable action of the governmental or regulatory authority or if any action taken by such authority is not appealed within the time limit for appeal; or

          (v) by Buyer, on the one hand, and Seller and the Shareholders, on the other, in the event that any of the conditions precedent to the obligations of such parties to consummate the transactions contemplated hereby have not been satisfied or fulfilled by December 31, 1997; or

          (vi) by Buyer as provided in Sections 5.3(c), 5.5(a) or 5.6(b)(ii)(A); or

          (vii) automatically as provided in Section 6.7.

     (b) In the event of the termination and abandonment of this Agreement pursuant to Section 15.1(a)(i), (iv), (vi) or (vii), this Agreement shall become void and have no effect without any liability on the part of any of the parties hereto or their directors, officers or stockholders in respect of this Agreement, except for any liabilities which expressly survive any such termination. In the event of termination or abandonment hereof pursuant to
Section 15(a)(ii) where the untruth, inaccuracy, incompleteness or breach, as the case may be, of the subject representation or warranty occurs without the actual knowledge of the party making the same, the other party's sole remedy hereunder shall be the termination of this Agreement. In the event of termination or abandonment hereof pursuant to Section 15.1(a)(iii) or (v), or pursuant to Section 15.1(a)(ii) where the untruth, inaccuracy, incompleteness or breach, as the case may be, occurs with the actual knowledge of the party making the same, the parties shall have all rights and remedies available to them at law or in equity with respect to such termination or abandonment.

     SECTION 15.2. NOTICES. Any notice, communication or request under this Agreement to either of the parties shall be in writing and shall be effectively delivered if delivered personally or by courier, or mailed, upon deposit in the United States mail, by first-class registered or certified mail, postage prepaid and return receipt requested, or by telegram, facsimile transmission or by nationally-recognized overnight courier service, as follows:

     If to Buyer:

          Vulcan Materials Company
          P.O. Box 80730
          Atlanta, Georgia  30366
               or
          2299 Perimeter Park Drive
          Atlanta, GA  30341
          Attention:  Mr. G.M. (Mac) Badgett, III, President, Southeast Division

          (Telecopy:  (770) 452-9505)

     with copies to:

          Vulcan Materials Company
          P.O. Box 530187
          Birmingham, AL  35253
               or
          One Metroplex Drive
          Birmingham, Alabama  35209
          Attention:  Michael R. Mills, Esq.
          (Telecopy:  (205) 877-3094)

     -and-

          Alston & Bird, LLP
          One Atlantic Center
          1201 West Peachtree Street
          Atlanta, Georgia  30309-3424
          Attention:  Alexander W. Patterson, Esq.
          (Telecopy:  (404) 881-7777)

     or to Seller or any of the Shareholders:

          c/o C.W. Matthews Quarries, Inc.
          P.O. Drawer 970
          Marietta, Georgia  30061
               or
          1600 Kenview Drive
          Marietta, GA  30060
          Attention:  Mr. Robert E. Matthews, President
          (Telecopy:  (770) 422-1068)

     with a copy to:

          Kilpatrick Stockton LLP
          1100 Peachtree Street
          Suite 2800
          Atlanta, Georgia  30309
          Attention:  Harold E. Abrams, Esq.
          (Telecopy:  (404) 815-6555).

Any party may change the address to which notices are to be sent by giving written notice of such change of address to the other parties in the manner above provided for giving notice. If delivered personally or by courier, the date on which the notice, request, instruction or document is delivered shall be the date on which such delivery is made and if delivered by mail, telegram, facsimile transmission or overnight courier service as aforesaid, the date on which such notice, request, instruction or document is received shall be the date of delivery.

     SECTION 15.3. HEADINGS; CAPTIONS. The captions and other headings contained in this Agreement as to the contents of particular articles, sections, paragraphs or other subdivisions contained herein are inserted for convenience of reference only and are in no way to be construed as part of this Agreement or as limitations on the scope of the particular articles, sections, paragraphs or other subdivisions to which they refer and shall not affect the interpretation or meaning of this Agreement. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires. Any reference to a "person" herein shall include an individual, firm, corporation, partnership, trust, governmental authority or body, association, unincorporated organization or any other entity.

     SECTION 15.4. INCORPORATION OF EXHIBITS. This Agreement shall be deemed to have incorporated by reference all of the Exhibits referred to herein to the same extent as if such Exhibits were fully set forth herein. Each reference herein to "the Agreement" or "this Agreement" shall be construed to include each such Exhibit.

     SECTION 15.5. ENTIRE AGREEMENT AND AMENDMENT. This Agreement and the Exhibits attached hereto represent the entire understanding and agreement between the parties with respect to the subject matter hereof and shall supersede any prior agreements and understanding between the parties with respect to that subject matter. This Agreement may not be amended or modified except by a written instrument executed by an officer of Buyer, an officer of Seller and the Shareholders.

     SECTION 15.6. SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto, and their respective successors and assigns, but no assignment shall relieve any party of its obligations hereunder. Buyer shall have the right to assign its rights and obligations under this Agreement to one or more subsidiaries of Buyer; provided,
                                                                       --------
however, that Buyer hereby unconditionally guarantees the performance by such
-------
assignee or assignees of each and every obligation of Buyer under this Agreement. If such assignment to one or more subsidiaries is made by Buyer, the term "Buyer" as used herein shall refer to the assignee or assignees of this Agreement.

     SECTION 15.7. GOVERNING LAW. This Agreement shall be controlled, construed and enforced in accordance with the internal laws of the State of Georgia, without reference to the choice of law or conflicts of laws provisions thereof.

     SECTION 15.8. COUNTERPARTS. This Agreement may be executed simultaneously and in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     SECTION 15.9.  RESERVED.

     SECTION 15.10. TAXES; PRORATIONS. Ad valorem taxes for the current year shall be prorated as of the Closing Date between Seller at Closing. Proration of ad valorem taxes, for purposes of calculating adjustments of payments at the Closing Date, shall be made on the basis of the most current tax rates and assessed values.

     SECTION 15.11. NO BENEFIT TO OTHERS. The representations, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and, in the case of Article XI hereof, the indemnified parties and their respective heirs, executors, administrators, legal representatives, successors and assigns, and they shall not be construed as conferring any rights on any other persons.

     SECTION 15.12. PARTIAL INVALIDITY. Whenever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

     SECTION 15.13. INVESTIGATION. No inspection, preparation, or compilation of information or Exhibits, or audit of the inventories, properties, financial condition or other matters relating to Seller, the Shareholders or the Purchased Assets conducted by or on behalf of Buyer pursuant to this Agreement shall in any way limit, affect, or impair the ability of Buyer to rely upon the representations, covenants and agreements of Seller and the Shareholders set forth herein. The covenants and representations of Seller, the Shareholders and Buyer shall survive the Closing and the execution and delivery of all instruments of conveyance for the periods set forth in Section 11.1.

     SECTION 15.14. PUBLIC ANNOUNCEMENTS. Seller, the Shareholders and Buyer will consult with each other before issuing any press releases or otherwise making any public statements or filings with governmental entities with respect to this Agreement or the transactions contemplated hereby and shall not issue any press releases or make any public statements or filings with governmental entities prior to such consultation and shall modify any portion thereof if the other party reasonably objects thereto, unless the same may be required by applicable law.

     SECTION 15.15. DISPUTE RESOLUTION. The parties agree that any dispute between or among them arising out of or based upon this Agreement, the other Acquisition Documents or the consummation of the transactions contemplated hereby shall be submitted to and resolved by arbitration in Atlanta, Georgia in accordance with the

Commercial Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association, and the decision of the arbiter in such dispute shall be final and binding on the parties to such arbitration proceeding. Except as the arbiter may otherwise award or assess, each party shall bear its own costs and expenses, including, without limitation, the expense of its counsel, in any such arbitration proceeding. The parties to any arbitration proceeding shall be entitled to conduct reasonable discovery in connection therewith. Each award rendered by the arbiter pursuant to this Section 15.15 shall be accompanied by a written decision explaining the arbiter's reasoning and addressing each party's arguments. Each arbitration proceeding held pursuant to this Section 15.15 shall be heard by a single neutral arbiter selected in accordance with the Arbitration Rules.

     SECTION 15.16. KNOWLEDGE. The phrases "Seller's knowledge" or "the knowledge of Seller" mean the actual knowledge, without conducting any inquiry, of Robert E. Matthews, James C. Scott, Jr., Q. William Hammack, Jr., and Charles
E. Matthews. The phrases "Shareholder's knowledge" or "the knowledge of a Shareholder" mean the actual knowledge, without conducting any inquiry, of Robert E. Matthews, James C. Scott, Jr., Q. William Hammack, Jr., and Charles E. Matthews. The phrases "Buyer's knowledge" or "the knowledge of Buyer" mean the actual knowledge, without conducting any inquiry, of G.M. (Mac) Badgett, III.

     IN WITNESS WHEREOF, Seller, Buyer and each of the Shareholders have each executed under seal or caused this Agreement to be duly executed under seal on their respective behalves by their respective duly authorized officers, all as of the day and year first above written.

                                        SELLER
                                        ------

ATTEST:                                 C.W. MATTHEWS QUARRIES, INC., a
                                        Georgia corporation


 /s/ James C. Scott, Jr.                By:  /s/ Robert E. Matthews
---------------------------                ----------------------------
Name:  James C. Scott, Jr.                 Robert E. Matthews
Title: Secretary                           President

[CORPORATE SEAL]

                                        SHAREHOLDERS:
                                        -------------



                                            /s/ Robert E. Matthews       (SEAL)
                                        --------------------------------
                                        Robert E. Matthews



                                            /s/ James C. Scott, Jr.    (SEAL)
                                        --------------------------------
                                        James C. Scott, Jr., individually; as
                                        Co-Trustee of the Charles Matthews
                                        Subchapter S Trust U/A December 12,
                                        1994; as Co-Trustee of the Mary Matthews
                                        Burton Subchapter S Trust U/A December
                                        12, 1994; as Co-Trustee of the Luke
                                        Doran Burton Subchapter S Trust U/A
                                        December 12, 1994; as Co-Trustee of
                                        the Michael Scott Matthews Subchapter
                                        S Trust U/A May 22, 1995; and as
                                        Co-Trustee of the Katherine Dawn
                                        Matthews Subchapter S Trust U/A
                                        February 14, 1997

                                             /s/ William Hammack, Jr.   (SEAL)
                                        -------------------------------
                                        Q. William Hammack, Jr., individually;
                                        as Co-Trustee of the Charles Matthews
                                        Subchapter S Trust U/A December 12,
                                        1994; as Co-Trustee of the Mary Matthews
                                        Burton Subchapter S Trust U/A December
                                        12, 1994; as Co-Trustee of the Luke
                                        Doran Burton Subchapter S Trust U/A
                                        December 12, 1994; as Co-Trustee of
                                        the Michael Scott Matthews Subchapter
                                        S Trust U/A May 22, 1995; and as
                                        Co-Trustee of the Katherine Dawn
                                        Matthews Subchapter S Trust U/A
                                        February 14, 1997



                                             /s/ Dianne Matthews        (SEAL)
                                        -------------------------------
                                        Dianne Matthews, as Co-Trustee of the
                                        Charles Matthews Subchapter S Trust U/A
                                        December 12, 1994 and as Co-Trustee of
                                        the Mary Matthews Burton Subchapter S
                                        Trust U/A December 12, 1994



                                        BUYER:
                                        -----

ATTEST:                                 VULCAN MATERIALS COMPANY, a
                                        New Jersey corporation


    /s/ Michael R. Mills                By:     /s/  Donald M. James
-----------------------------               ----------------------------
Name:  Michael R. Mills                     Name:  Donald M. James
Title: Assistant Secretary                  Title: Chairman and CEO

[CORPORATE SEAL]

                 _____________________________________________

                            FIRST AMENDMENT TO THE

                         ASSET PURCHASE AGREEMENT AND

                            PLAN OF REORGANIZATION

                                 BY AND AMONG

                         C.W. MATTHEWS QUARRIES, INC.,

                              THE SHAREHOLDERS OF

                         C.W. MATTHEWS QUARRIES, INC.,

                         AND VULCAN MATERIALS COMPANY

                 _____________________________________________

                            FIRST AMENDMENT TO THE
                           ASSET PURCHASE AGREEMENT
                          AND PLAN OF REORGANIZATION


     THIS FIRST AMENDMENT TO THE ASSET PURCHASE AGREEMENT AND PLAN OF REORGANIZATION (this "Amendment") is made and entered into as of this 19th day of December, 1997, by and among C.W. MATTHEWS QUARRIES, INC., a Georgia corporation ("Seller"), the shareholders of Seller listed on Exhibit A hereto (each a "Shareholder", and collectively, the "Shareholders") and VULCAN MATERIALS COMPANY, a New Jersey corporation ("Buyer").

                             W I T N E S S E T H :
                             ---------------------

     WHEREAS, the Seller, Shareholders, and Buyer are parties to an Asset Purchase Agreement and Plan of Reorganization, dated as of September 29, 1997 (the "Agreement;"

     WHEREAS, the parties hereto agree that the capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in the Asset Purchase Agreement;

     WHEREAS, the Seller, Shareholders, and Buyer are of the opinion that the Agreement should be amended to extend the Closing Date to reflect certain potential delays; and

     WHEREAS, the Seller, Shareholders, and Buyer are of the opinion that the Agreement should be amended to incorporate the agreed upon forms for the Asphalt Supply Agreement and Registration Rights Agreement;

     NOW, THEREFORE, for and in consideration of the above mutual representations, warranties, covenants and agreements and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually covenant and agree as follows:

     1.   Amendment to Section 2.1(e) of the Agreement
          --------------------------------------------

     Section 2.1(e) of the Agreement is hereby deleted in its entirety and a new
Section 2.1(e) is substituted therefor, to read as follows:

     SECTION 2.1.  PURCHASE PRICE.

     (e) Finally, in consideration of Buyer's assumption of Seller's royalty liability to Fulton County, Georgia under the Bellwood Quarry Lease (as defined in Exhibit 1.1(d)(iii) hereto) as of the Closing Date, but provided that C.W. Matthews Contracting Co., Inc., a

Georgia corporation affiliated with Seller ("Contracting"), enters into an asphalt supply agreement (the "Asphalt Supply Agreement") with Buyer on the Closing Date in substantially the form attached hereto as Exhibit 2.1(e), the purchase price payable hereunder shall be reduced by an amount equal to $4.00 per ton multiplied by the number of tons of aggregate for which Buyer will be liable as of the Closing Date to Fulton County, Georgia for royalty payments under the Bellwood Quarry Lease, assuming for the purposes hereof that Fulton County, Georgia elects to receive the royalty payments solely in granite aggregate. The Asphalt Supply Agreement shall, at a minimum, provide that, in the event that Fulton County, Georgia chooses to receive its royalty payments under the Bellwood Quarry Lease in plant mixed asphalt rather than granite aggregate, and also in the event that Fulton County, Georgia elects to make outright purchases of asphalt mix as a customer pursuant to the Bellwood Quarry Lease, Contracting would agree to supply such asphalt to Buyer at the same price per ton as such asphalt mix is required to be supplied to Fulton County, Georgia under the terms of the Bellwood Quarry Lease as then in effect, and Contracting would purchase the aggregate for such asphalt mix from Buyer from time to time.

     2.   Amendment to Section 2.2 of the Agreement
          -----------------------------------------

     Section 2.2 of the Agreement is hereby deleted in its entirety and a new
Section 2.2 is substituted therefor, to read as follows:

     SECTION 2.2. FORM OF CONSIDERATION. Buyer shall pay the Purchase Price to the Shareholders pursuant to Section 2.7, in the form of Buyer's Common Stock, which shares shall be fully-paid, validly-issued, non-assessable, registered under the Securities Act of 1933, as amended (the "Securities Act"), and all other applicable securities laws for resale thereof, and listed on the New York Stock Exchange pursuant to a registration rights agreement (the "Registration Rights Agreement") in substantially the form attached hereto as Exhibit 2.2 which shall be signed at Closing. The aggregate number of shares of Buyer's Common Stock to be delivered to the Shareholders shall be equal to the Purchase Price divided by the Base Period Trading Price. As used herein, "Base Period Trading Price" shall mean the average of the daily closing prices for shares of Buyer's Common Stock for the twenty (20) consecutive trading days on which such shares are actually traded on the New York Stock Exchange (as reported by The Wall Street Journal) ending at the close of trading on the trading day that is the business day immediately prior to the Closing Date; provided, however, that
                                                        --------  -------
it is mutually agreed and understood that the Base Period Trading Price shall be no less than $52.875, and no more than $72.875. Notwithstanding the foregoing, no Shareholder shall be entitled to receive any fractional share of Buyer's Common Stock, and each Shareholder shall forfeit any such fractional share and shall not be entitled to any consideration in lieu thereof. The Buyer's Common Stock paid to the Shareholders hereunder is referred to herein as the "Stock Consideration".

     3.   Amendment to Section 4.1 of the Agreement
          -----------------------------------------

     Section 4.1 of the Agreement is hereby deleted in its entirety and a new
Section 4.1 is substituted therefor, to read as follows:

     SECTION 4.1. THE CLOSING. The closing (the "Closing") of the transactions contemplated hereby shall take place at the offices of Alston & Bird LLP, One Atlantic Center, 1201 West Peachtree Street, Atlanta, Georgia 30309-3424 at 10:00 A.M. local time on the date which is thirty (30) business days after all the conditions to Closing have been satisfied or waived and the consent of Fulton County, Georgia to the transfer and assignment of the Bellwood Quarry Lease to Buyer is obtained, or at such other place and/or on such other date and at such other time as may be agreed by Seller and Buyer, but in no event shall the Closing Date be later than June 30, 1998.

     4.   Amendment to Section 5.1(p) of the Agreement
          --------------------------------------------

     Section 5.1(p) of the Agreement is hereby amended by deleting the word "and" appearing in Section 5.1(p)

     5.   Amendment to Section 5.1(q) of the Agreement
          --------------------------------------------

     Section 5.1(q) of the Agreement is hereby deleted in its entirety and a new
Section 5.1(q) is substituted therefor, to read as follows:

     SECTION 5.1.  DELIVERIES BY SELLER.

     (q)  the Registration Rights Agreement; and


     6.   Amendment to Section 5.1(r) of the Agreement.
          ---------------------------------------------

     A new Section 5.1(r) is hereby added and shall read as follows:

     SECTION 5.1.  DELIVERIES BY SELLER.

     (r)  such other documents as may be reasonably requested by Buyer.


     7.   Amendment to Section 5.2(j) of the Agreement
          --------------------------------------------

     Section 5.2(j) of the Agreement is hereby amended by deleting the word "and" appearing in Section 5.2(j).

     8.   Amendment to Section 5.2(k) of the Agreement
          --------------------------------------------

     Section 5.2(k) of the Agreement is hereby deleted in its entirety and a new
Section 5.2(k) is substituted therefor, to read as follows:

     SECTION 5.2.  DELIVERIES BY BUYER.

     (k)  the Registration Rights Agreement; and


     9.   Amendment to Section 5.2(l) of the Agreement
          --------------------------------------------

     Section 5.2(l) of the Agreement is hereby deleted in its entirety and a new
Section 5.2(l) is substituted therefor, to read as follows:

     SECTION 5.2.  DELIVERIES BY BUYER.

     (l)  such other documents as may be reasonably requested by Seller.


     10.  Amendment to Section 5.3(a) of the Agreement
          --------------------------------------------

     Section 5.3(a) of the Agreement is hereby deleted in its entirety and a new
Section 5.3(a) is substituted therefor, to read as follows:

     SECTION 5.3 PROVISIONS RELATING TO THE REAL PROPERTY, THE ADDITIONAL PROPERTY AND THE LEASEHOLD PROPERTY. (a) Buyer will obtain a current survey of the Real Property, the Additional Property and the Leasehold Property, certified by a surveyor registered under the laws of the State of Georgia (the "Survey") by December 31, 1997. Buyer shall bear the cost of the Survey.


     11.  Amendment to Section 5.3(b) of the Agreement
          --------------------------------------------

     Section 5.3(b) of the Agreement is hereby deleted in its entirety and a new
Section 5.3(b) is substituted therefor, to read as follows:

     SECTION 5.3 PROVISIONS RELATING TO THE REAL PROPERTY, THE ADDITIONAL PROPERTY AND THE LEASEHOLD PROPERTY.

     (b) In addition, by no later than December 19, 1997, Buyer shall obtain a binding and enforceable title commitment (the "Commitment") from a title company acceptable to Buyer (the "Title Company"), for the issuance of a title policy of title insurance (the "Title Policy") to insure title to the Real Property, the Additional Property and Seller's leasehold interests in the Leasehold Property in Buyer, subject only to (i) liens for Taxes, assessments, both general and special, and other governmental charges which are not due and payable as of the Closing Date (other than Taxes arising out of the transaction contemplated hereby, which shall be paid by Seller pursuant to Section 2.9); (ii) all building codes and zoning ordinances and other laws heretofore, now or hereafter enacted, made or issued by any governmental authority affecting the Business; (iii) all electric, power, telephone, gas, sanitary sewer, storm sewer, water and other utility lines, pipelines, service lines and facilities of any nature now located on, over or under the Real Property, the Leasehold Property, and, if applicable, the Additional Property, and all licenses, easements, rights-of-way and other agreements relating thereto; (iv) all existing public and private roads and streets (whether dedicated or undedicated), and all railroad lines and railroad rights-of-way affecting the Real Property, the Leasehold Property, and, if applicable, the Additional Property; and (v) all matters waived by Buyer pursuant to the provisions of Section 5.3(c)(ii) (collectively, the "Permitted Encumbrances"). Buyer shall be solely responsible for the cost of the Commitment.

     12.  Amendment to Section 5.3(c) of the Agreement
          --------------------------------------------

     Section 5.3(c) of the Agreement is hereby deleted in its entirety and a new
Section 5.3(c) is substituted therefor, to read as follows:

          SECTION 5.3 PROVISIONS RELATING TO THE REAL PROPERTY, THE ADDITIONAL PROPERTY AND THE LEASEHOLD PROPERTY.

     (c) In the event that the Commitment or the Survey reveal any encumbrance in or upon any portion of the Real Property, the Additional Property or the Leasehold Property or any encroachment of an improvement on the Property necessary to the operation of the Business as presently conducted on any adjoining property, in either case which is unacceptable to Buyer (collectively, the "Unacceptable Encumbrances"), with the exception of the Permitted Encumbrances, Buyer shall, by no later than January 16, 1998, deliver to Seller written notification of each Unacceptable Encumbrance. Within the same time period, Buyer shall give Seller notice of Buyer's willingness to purchase the Additional Property, and should Buyer elect to do so, the Additional Property, if acquired by Seller, shall become part of the Purchased Assets hereunder. On or before the Closing Date, Seller shall be required to remove all Unacceptable Encumbrances in the nature of liens, security titles and security interests which may be removed or released by the payment of money (collectively, the "Monetary Encumbrances"). If Seller is unable to cause the removal of all Unacceptable Encumbrances or arrange to insure or bond over, to the reasonable satisfaction of Buyer, such Unacceptable Encumbrances, prior to the scheduled Closing Date, Buyer may exercise any of the following options:

          (i) postpone the closing for an additional period of time as Buyer may deem appropriate, but no longer than sixty (60) days, in order to allow removal of any such Unacceptable Encumbrance;

          (ii) waive the removal of any such Unacceptable Encumbrance as a condition to closing, in which event such Unacceptable Encumbrance shall be deemed an additional Permitted Encumbrance hereunder; or

          (iii) terminate this Agreement, in which case Buyer, Seller and the Shareholders shall have no further obligations hereunder, except those which expressly survive any such termination;

provided, however, that, notwithstanding the foregoing, Seller's failure to
--------  -------
cause the removal of the Monetary Encumbrances shall be a material breach of covenant pursuant to Section 15.1(a)(iii) and, in addition to the options set forth above, Buyer shall be entitled to exercise the rights and remedies set forth in Section 15.1. Any encumbrances disclosed by the Commitment and/or the Survey which are not objected to in writing shall be deemed additional Permitted Encumbrances hereunder.

     13.  Amendment to Section 5.6(d) of the Agreement
          --------------------------------------------

     A new Section 5.6(d) is hereby added to read as follows:

     SECTION 5.6.  ENVIRONMENTAL MATTERS.

     (d) The Buyer, Seller and Shareholders hereby agree to the plan attached hereto as Schedule 5.6 (the "Environmental Compliance Plan").

     IN WITNESS WHEREOF, Seller, Buyer and each of the Shareholders have each executed under seal or caused this Amendment to be duly executed under seal on their respective behalves by their respective duly authorized officers, all as of the day and year first above written.



                                        SELLER:
                                        ------

ATTEST:                                 C.W. MATTHEWS QUARRIES, INC., a
                                        Georgia corporation



    /s/ James C. Scott, Jr.             By:   /s/ Robert E. Matthews
------------------------------             ---------------------------
Name:  James C. Scott, Jr.                 Robert E. Matthews
Title: Secretary                           President

[CORPORATE SEAL]


                                        SHAREHOLDERS:
                                        -------------



                                              /s/ Robert E. Matthews      (SEAL)
                                        --------------------------------
                                        Robert E. Matthews



                                              /s/ James C. Scott, Jr.     (SEAL)
                                        --------------------------------
                                        James C. Scott, Jr., individually; as
                                        Co-Trustee of the Charles Matthews
                                        Subchapter S Trust U/A December 12,
                                        1994; as Co-Trustee of the Mary Matthews
                                        Burton Subchapter S Trust U/A December
                                        12, 1994; as Co-Trustee of the Luke
                                        Doran Subchapter S Trust U/A December
                                        12, 1994; as Co-Trustee of the Michael
                                        Scott Matthews Subchapter S Trust U/A
                                        May 22, 1995; and as Co-Trustee of the
                                        Katherine Dawn Matthews Subchapter S
                                        Trust U/A February 14, 1997

                                              /s/ William Hammack, Jr.    (SEAL)
                                        --------------------------------
                                        Q. William Hammack, Jr., individually;
                                        as Co-Trustee of the Charles Matthews
                                        Subchapter S Trust U/A December 12,
                                        1994; as Co-Trustee of the Mary Matthews
                                        Burton Subchapter S Trust U/A December
                                        12, 1994; as Co-Trustee of the Luke
                                        Doran Burton Subchapter S Trust U/A
                                        December 12, 1994; as Co-Trustee of
                                        the Michael Scott Matthews Subchapter
                                        S Trust U/A May 22, 1995; and as
                                        Co-Trustee of the Katherine Dawn
                                        Matthews Subchapter S Trust U/A
                                        February 14, 1997



                                              /s/ Dianne Matthews         (SEAL)
                                        --------------------------------
                                        Dianne Matthews, as Co-Trustee of the
                                        Charles Matthews Subchapter S Trust U/A
                                        December 12, 1994 and as Co-Trustee of
                                        the Mary Matthews Burton Subchapter S
                                        Trust U/A December 12, 1994



                                        BUYER:
                                        -----

ATTEST:                                 VULCAN MATERIALS COMPANY, a
                                        New Jersey corporation


     /s/ Michael R. Mills               By:     /s/ Guy M. Badgett, III
-----------------------------              -------------------------------
Name:   Michael R. Mills                   Name:  Guy M. Badgett, III
Title:  Assistant Secretary                Title: President, Southeast Division

[CORPORATE SEAL]

                  ___________________________________________

                            SECOND AMENDMENT TO THE

                         ASSET PURCHASE AGREEMENT AND

                            PLAN OF REORGANIZATION

                                 BY AND AMONG

                         C.W. MATTHEWS QUARRIES, INC.,

                              THE SHAREHOLDERS OF

                         C.W. MATTHEWS QUARRIES, INC.,

                         AND VULCAN MATERIALS COMPANY

                  ___________________________________________

                            SECOND AMENDMENT TO THE
                           ASSET PURCHASE AGREEMENT
                          AND PLAN OF REORGANIZATION


     THIS SECOND AMENDMENT TO THE ASSET PURCHASE AGREEMENT AND PLAN OF REORGANIZATION (this "Second Amendment") is made and entered into as of this 15th day of January, 1998, by and among C.W. MATTHEWS QUARRIES, INC., a Georgia corporation ("Seller"), the shareholders of Seller listed on the signature page hereto (each a "Shareholder", and collectively, the "Shareholders") and VULCAN MATERIALS COMPANY, a New Jersey corporation ("Buyer").

                             W I T N E S S E T H :
                             ---------------------

     WHEREAS, the Seller, Shareholders, and Buyer are parties to an Asset Purchase Agreement and Plan of Reorganization, dated September 29, 1997 (the "Agreement");

     WHEREAS, the Seller, Shareholders, and Buyer are parties to a First Amendment to the Agreement, dated December 19, 1997 (the "First Amendment"); and

     WHEREAS, the Seller, Shareholders, and Buyer hereto agree the January 16, 1998 date in Section 5.3(c) of the Agreement and the First Amendment should be extended to January 23, 1998;

     NOW, THEREFORE, for and in consideration of the above mutual representations, warranties, covenants and agreements and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually covenant and agree that the date "January 16, 1998" in Section 5.3(c) of the Agreement and the First Amendment is hereby deleted and is substituted with the date "January 23, 1998."

     IN WITNESS WHEREOF, Seller, Buyer and each of the Shareholders have each executed under seal or caused this Amendment to be duly executed under seal on their respective behalves by their respective duly authorized officers, all as of the day and year first above written.



                                        SELLER:
                                        ------

ATTEST:                                 C.W. MATTHEWS QUARRIES, INC., a
                                        Georgia corporation


   /s/ James C. Scott, Jr.              By:    /s/ Robert E. Matthews
----------------------------               -----------------------------
Name:  James C. Scott, Jr.                 Robert E. Matthews
Title: Secretary                           President

[CORPORATE SEAL]



                                        SHAREHOLDERS:
                                        -------------



                                               /s/ Robert E. Matthews     (SEAL)
                                        ----------------------------------
                                        Robert E. Matthews



                                               /s/ James C. Scott, Jr.    (SEAL)
                                        ----------------------------------
                                        James C. Scott, Jr., individually; as
                                        Co-Trustee of the Charles Matthews
                                        Subchapter S Trust U/A December 12,
                                        1994; as Co-Trustee of the Mary Matthews
                                        Burton Subchapter S Trust U/A December
                                        12, 1994; as Co-Trustee of the Luke
                                        Doran Burton Subchapter S Trust U/A
                                        December 12, 1994; as Co-Trustee of
                                        the Michael Scott Matthews Subchapter
                                        S Trust U/A May 22, 1995; and as
                                        Co-Trustee of the Katherine Dawn
                                        Matthews Subchapter S Trust U/A
                                        February 14, 1997

                                              /s/ William Hammack, Jr.    (SEAL)
                                        ----------------------------------
                                        Q. William Hammack, Jr., individually;
                                        as Co-Trustee of the Charles Matthews
                                        Subchapter S Trust U/A December 12,
                                        1994; as Co-Trustee of the Mary Matthews
                                        Burton Subchapter S Trust U/A December
                                        12, 1994; as Co-Trustee of the Luke
                                        Doran Burton Subchapter S Trust U/A
                                        December 12, 1994; as Co-Trustee of
                                        the Michael Scott Matthews Subchapter
                                        S Trust U/A May 22, 1995; and as
                                        Co-Trustee of the Katherine Dawn
                                        Matthews Subchapter S Trust U/A
                                        February 14, 1997



                                               /s/ Dianne Matthews        (SEAL)
                                        ----------------------------------
                                        Dianne Matthews, as Co-Trustee of the
                                        Charles Matthews Subchapter S Trust U/A
                                        December 12, 1994 and as Co-Trustee of
                                        the Mary Matthews Burton Subchapter S
                                        Trust U/A December 12, 1994



                                        BUYER:
                                        -----

ATTEST:                                 VULCAN MATERIALS COMPANY, a
                                        New Jersey corporation


     /s/ Michael R. Mills               By:    /s/ Guy M. Badgett, III
-----------------------------              -----------------------------------
Name:   Michael R. Mills                   Name:  Guy M. Badgett, III
Title:  Assistant Secretary                Title: President, Southeast Division

[CORPORATE SEAL]